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                                                                Exhibit 10.1(s)







                                SAUER-SUNDSTRAND
                           EMPLOYEES' RETIREMENT PLAN

                         (An Amendment and Restatement,
                           effective January 1, 1991)

                                SAUER-SUNDSTRAND
                           EMPLOYEES' RETIREMENT PLAN
                   (January 1, 1991 Amendment and Restatement)

                                                                            PAGE
                                                                            ----

ARTICLE I     DEFINITIONS ..................................................  3

ARTICLE II    YEARS OF SERVICE AND YEARS OF PARTICIPATION ................... 13
              2.1     Years of Service and Years of Participation Prior
                      to January 1, 1991 .................................... 13
              2.2     Years of Service and Years of Participation
                      on or After January 1, 1991 ........................... 13
              2.3     Military Service, Disability Leave of Absence and
                      Lay Off ............................................... 13
              2.4     Transfers ............................................. 14
              2.5     Loss of Years of Service and Years of Participation;
                      Service Spanning ...................................... 15
              2.6     Reinstatement of Years of Service and
                      Years of Participation ................................ 15
              2.7     Finality of Determinations and Non-duplication ........ 17
              2.8     Predecessors .......................................... 17

ARTICLE III   NORMAL RETIREMENT ............................................. 18
              3.1     Eligibility ........................................... 18
              3.2     Benefit Amount ........................................ 18
              3.3     Transitional Benefits ................................. 18
              3.4     Benefit Payments ...................................... 19

ARTICLE IV    EARLY RETIREMENT .............................................. 20
              4.1     Eligibility ........................................... 20
              4.2     Benefit Amount ........................................ 20
              4.3     Benefit Payments ...................................... 20

ARTICLE V     VESTED RIGHTS ................................................. 21
              5.1     Eligibility ........................................... 21
              5.2     Benefit Amount ........................................ 21
              5.3     Benefit Payments ...................................... 21

ARTICLE VI    "RULE OF 50" RIGHTS ........................................... 23
              6.1     Eligibility ........................................... 23
              6.2     Benefit Amount ........................................ 23
              6.3     Benefit Payments ...................................... 24


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ARTICLE VII   OPTIONAL METHODS OF PAYMENT AND AUTOMATIC
              ELECTION ...................................................... 25
              7.1     Available Options ..................................... 25
              7.2     Election of Form of Benefits .......................... 28
              7.3     Revocation and Change of Option ....................... 29
              7.4     Effect of Various Circumstances upon Option ........... 30
              7.5     Payment Under Options ................................. 30
              7.6     Availability of Options for Employee
                      Terminated by Layoff .................................. 32
              7.7     Automatic Election .................................... 32

ARTICLE VIII  SPECIAL AGE 65 BENEFIT ........................................ 35
              8.1     Eligibility ........................................... 35
              8.2     Benefit Amount ........................................ 35
              8.3     Benefit Payments ...................................... 35

ARTICLE IX    SURVIVOR BENEFIT .............................................. 36
              9.1     Eligibility ........................................... 36
              9.2     Benefit Amount ........................................ 36
              9.3     Benefit Payments ...................................... 37
              9.4     Surviving Spouse Defined .............................. 37

ARTICLE X     GENERAL PROVISIONS AND LIMITATIONS
              REGARDING BENEFITS ............................................ 38
              10.1    Limitations on Commencement ........................... 38
              10.2    Reemployment and Employment After Normal Retirement
                      Date .................................................. 40
              10.3    Restriction on Alienation of Retirement Benefits ...... 44
              10.4    Payment to Incompetent Persons ........................ 45
              10.5    Payment of Small Benefits ............................. 46
              10.6    Application of Certain Plan Provisions ................ 46

ARTICLE XI    MAXIMUM RETIREMENT BENEFITS ................................... 47
              11.1    Maximum Benefit Limitations ........................... 47
              11.2    Exception to Application of Section 11.1 Limitation ... 48
              11.3    Treatment of Employee Contributions ................... 48
              11.4    Cost of Living Adjustments ............................ 48
              11.5    Adjustments to Maximum Benefit Limitation ............. 48
              11.6    Sum of Defined Benefit and Defined Contribution
                      Plan Fractions ........................................ 50
              11.7    Miscellaneous ......................................... 50
              11.8    Limitation Year Defined ............................... 50


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              11.9    Compensation Defined .................................. 50
              11.10   Adjustment for Retired Employees ...................... 51

ARTICLE XII   FINANCING ..................................................... 53
              12.1    Trust Fund and Trustee ................................ 53
              12.2    Contributions by an Employer .......................... 53
              12.3    No Reversion: Return of Contributions ................. 53
              12.4    Forfeitures Not to Increase Benefits .................. 54
              12.5    Change of Funding Medium .............................. 54

ARTICLE XIII  ADMINISTRATION ................................................ 56
              13.1    Plan Administrator .................................... 56
              13.2    Rights and Duties of the Board ........................ 56
              13.3    Rights and Duties of the Trustee ...................... 57
              13.4    Rights and Duties of the Committee .................... 57
              13.5    Rights and Duties of the Plan Benefit Committee ....... 58
              13.6    Rights and Duties of the Appeal Review Committee ...... 59
              13.7    Indemnification ....................................... 59
              13.8    Reliance Upon Others .................................. 59
              13.9    Claims Procedures ..................................... 60

ARTICLE XIV   MISCELLANEOUS ................................................. 62
              14.1    Plan Non-Contractual .................................. 62
              14.2    Claims of Other Persons ............................... 62
              14.3    No Guarantees ......................................... 62
              14.4    Limitations on Liability .............................. 63
              14.5    Merger or Consolidation of Plan ....................... 63
              14.6    Nonforfeitability of Benefits ......................... 63
              14.7    Prudent Man Rule ...................................... 63
              14.8    Duty to Furnish Information and Documents ............. 64
              14.9    Precedent ............................................. 64
              14.10   Litigation ............................................ 65
              14.11   Service of Process .................................... 65
              14.12   Trust Agreement ....................................... 65
              14.13   Governing Law ......................................... 65
              14.14   Titles ................................................ 65
              14.15   References ............................................ 65
              14.16   Masculine to Include Feminine ......................... 65

ARTICLE XV    ADOPTION OF PLAN BY RELATED CORPORATIONS EXTENSION TO
              NON-COVERED UNITS; ORGANIZATIONAL CHANGES ..................... 67
              15.1    Adoption by Related Corporations ...................... 67


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                  15.2    Extension to Non-Covered Units                      67
                  15.3    Special Provision Regarding Eligibility and
                          Benefits                                            67
                  15.4    Changes in Employer Organization                    68

ARTICLE XVI       AMENDMENT AND DURATION                                      69
                  16.1    Internal Revenue Code Qualification                 69
                  16.2    Amendment and Termination                           69
                  16.3    Termination                                         70
                  16.4    Adjustment of Allocations                           71
                  16.5    Assets Insufficient for Allocation                  71
                  16.6    Assets Insufficient for Allocation Under Section
                          16.3(c)                                             71
                  16.7    Residual Assets                                     72
                  16.8    Immediate Vesting Upon Termination or
                          Discontinuance                                      72
                  16.9    Meanings of Terms                                   72
                  16.10   Provisions to Prevent Discrimination in
                          Case of Early Termination of Plan                   73
                  16.11   Withdrawal of an Employer                           74

ARTICLE XVII      TOP-HEAVY PROVISIONS                                        75
                  17.1    Top-Heavy Status                                    75
                  17.2    Definitions                                         75
                  17.3    Determination of Top-Heavy Status                   75
                  17.4    Actuarial Assumption                                76
                  17.5    Vesting                                             76
                  17.6    Minimum Benefit                                     77
                  17.7    Maximum Allocation                                  78
                  17.8    Safe Harbor                                         79
                  17.9    Limits on Benefits to Key Employees                 79

APPENDIX A        FORMER SUNDSTRAND EMPLOYEES                                 80

APPENDIX B        1990 EARLY RETIREMENT PROGRAM                               86

APPENDIX C        1993 EARLY RETIREMENT PROGRAM                               88


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                                SAUER-SUNDSTRAND

                           EMPLOYEES' RETIREMENT PLAN

                   (January 1, 1991 Amendment and Restatement)

      WHEREAS, Sauer-Sundstrand Company, a Delaware corporation and Plan Administrator herein, is the successor to Sundstrand-Sauer, a partnership formed effective January 1, 1987, by a subsidiary of Sundstrand Corporation, a Delaware corporation, and a subsidiary of Sauer Getriebe AG, an Aktiengesellschaft organized under the laws of the Federal Republic of Germany; and

      WHEREAS, Sauer-Sundstrand Company has sponsored and maintained the Sundstrand-Sauer Employees' Retirement Plan for certain employees of Sauer-Sundstrand; and


      WHEREAS, Sauer-Sundstrand Company has sponsored and maintained the Sundstrand-Sauer Minneapolis, Minnesota Employees' Retirement Plan and the Sundstrand-Sauer Freeport, Illinois Employees' Retirement Plan for employees of Sauer-Sundstrand at that company's Minneapolis, Minnesota and Freeport, Illinois locations; and


      WHEREAS, Sauer-Sundstrand Company desires to continue the Sundstrand-Sauer Employees Retirement Plan, as hereby amended and restated as the Sauer-Sundstrand Employees' Retirement Plan ("Plan"), to provide retirement benefits for its eligible employees who were either transferred from the employment of Sundstrand Corporation on January 1, 1987, or hired on or after said date; and


      WHEREAS, for reasons of administrative convenience and efficiency the Sundstrand-Sauer Minneapolis, Minnesota Employees' Retirement Plan and the Sundstrand-Sauer Freeport, Illinois Employees' Retirement Plan were merged into and became a part of the Plan effective January 1, 1991, pursuant to resolutions of the Board of Directors of Sauer-Sundstrand Company; and

      WHEREAS, Sauer-Sundstrand Company further desires that the Plan as amended and restated comply with the Employee Retirement Income Security Act of 1974 and its amendments, and the Internal Revenue Code requirements for qualification of a pension plan and all applicable regulations;

      NOW, THEREFORE, in compliance with the foregoing, Sauer-Sundstrand Company adopts and makes effective as of January 1, 1991, this Plan, to provide as follows:


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                                    ARTICLE I

                                   DEFINITIONS

      For the purposes of this Retirement Plan, the following words and phrases shall have the meanings indicated, unless a different meaning is clearly required by the context:

      1.1 The "Act" means the Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to a section of the Act shall include such section or sections of any future legislation that amends, supplements or supercedes such section.

      1.2 The term "Actuarial Equivalent" means equality in value of the aggregate amounts expected to be received under different forms of payment based on the interest rate and mortality assumptions applicable, as defined below:

      (a) Interest rate assumption - For purposes of computing the value of a lump sum payment the interest rate assumption shall be 8 1/2% or the interest rate described in Section 417(e)(3) of the Internal Revenue Code (determined as of the first day of the Plan Year during which the payment is to be made) whichever produces the greater benefit; and for purposes of computing any other optional form of benefit payment (unless such optional form is calculated based on a formula specified in the Plan) and for purposes of computing any adjustments called for under the terms of the Plan for any benefit other than a Normal Retirement Benefit (when such adjustment is not otherwise provided for in the Plan), the interest rate assumption shall be 8-1/2%.

      (b) Mortality assumption - The mortality assumption used for purposes of computing any optional form of benefit payment (unless such optional form is calculated based on a formula specified in the Plan) and for purposes of computing any adjustments called for under the terms of the Plan for any benefit other than a Normal Retirement Benefit (when such adjustment is not otherwise provided for in the Plan), shall be the Unisex Mortality Table commonly referred to as UP-1984.

      1.3 The "Actuary" means an independent actuary, selected by the Plan Administrator, who is an enrolled actuary as defined in Section 7701(a)(35) of the Code, or a firm or corporation of actuaries having such a person on its staff, which person, firm or corporation is to serve as the actuary for the Plan.


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

      1.4 "Average Annual Earnings" shall have the following meanings:

      (a) in the case of an Employee who has five or more Years of Participation, the greater of (A) $9,000 or (B) one-fifth of such Employee's Considered Compensation for the highest-paid 60 consecutive calendar months of his or her employment following said date, or

      (b) in the case of such Employee who has less than 60 consecutive calendar months of employment, the average of his or her monthly Considered Compensation, provided that if he or she has any Years of Service credited to him under Section 2.1(a) for any periods of employment, then all such periods of employment shall be combined in order to determine the said highest-paid 60 consecutive calendar months.

      In connection with the foregoing sub-sections, the following shall apply:

      (a) The "Considered Compensation" of an Employee for any period means the compensation paid to him for services rendered in the employment of the Employer or a Related Corporation during such period, including sales commissions to the extent provided in rules of uniform application adopted by the Employer, but excluding overtime compensation, bonuses, incentive awards and similar types of discretionary payments.

      (b) If an Employee receives no compensation (or reduced compensation) for any period because he or she is disabled or on an approved leave of absence or temporary absence from active service, there shall be treated as compensation received by him during such period of absence an amount equal to the compensation he or she would have received had he or she not been disabled or absent, such amount to be determined by the Employer upon the basis of the Employee's salary or wage rate in effect immediately prior to such disability or absence.

      (c) The Considered Compensation of any Employee for purposes of the Plan shall not exceed $200,000, as adjusted by the Secretary of the Treasury at the same time and in the same manner as under Section 415(d) of the Code. In determining the compensation of an Employee for purposes of this limitation, the rules of Section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the Employee and any lineal descendants of the Employee who have not attained age 19 before the close of the year. If, as a result of the application of such rules, the adjusted $200,000 limitation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's compensation as determined under this Paragraph prior to the application of this limitation.


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

      1.5 The "Code" means the Internal Revenue Code of 1986, as amended from time to time. Reference to a section of the Code shall include such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

      1.6 "Covered Compensation" of an Employee shall mean the average (without indexing) of the taxable wage bases in effect for each calendar year during the 35-year period ending with the last day of the calendar year in which the Employee attains (or will attain) Social Security Retirement Age. No increase in Covered Compensation shall decrease an Employee's accrued benefit under the Plan. In determining an Employee's Covered Compensation for a Plan Year, the taxable wage base in effect for the current Plan Year and any subsequent Plan Year will be assumed to be the same as the taxable wage base in effect as of the beginning of the Plan Year for which the determination is being made. An Employee's Covered Compensation for a Plan Year before the 35-year period ending with the last day of the calendar year in which the Employee attains Social Security Retirement Age is the taxable wage base in effect as of the beginning of the Plan Year. An Employee's Covered Compensation for a Plan Year after such 35-year period is the Employee's Covered Compensation for the plan year during which the Employee attained Social Security Retirement Age.

      1.7 "Disability Income Plan" means the plan or plans established from time to time by the Employer to provide disability benefit payments to its Employees who are unable to work by reason of physical or mental disability.

      1.8 The "Effective Date" means October 1, 1985, and as to any amendment to this Plan, the effective date appearing on such amendment.

      1.9 An "Employee" means any person employed by Sauer-Sundstrand Company by its Ames, Iowa; Minneapolis, Minnesota; or Freeport, Illinois locations; or who


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

is employed by Sauer-Sundstrand Company in the office only at its LaSalle, Illinois location; or who is employed by Sauer, Inc., primarily at its Ames, Iowa location; provided that such person:

      (a)   is regularly employed by the Employer and has:

            (i)   completed 1,000 Hours of Employment, or

            (ii)  completed one Year of Service,

            provided, that such person shall for all purposes of the Plan be deemed an Employee as of the time when the said 1,000 Hours of Employment or the said one Year of Service, whichever is applicable, commenced;

      (b) is customarily employed by the Employer on a part-time, temporary or irregular basis for less than 1,000 Hours of Employment a year and has completed 1,000 Hours of Employment or more during any 12 consecutive calendar month period which commences with his or her employment date or any anniversary thereof; provided, that such person shall for all purposes of the Plan be deemed an Employee as of the beginning of the said 12 month period during which he or she completed at least 1,000 Hours of Employment; or

      (c) was employed by the Employer and is eligible for benefits under the Employer's Disability Income Plan.

In no event shall the word "Employee" include a leased employee, as defined in
Section 414(n) of the Code.

      1.10 The "Employer" means Sauer-Sundstrand and any Related Corporation which adopts the Plan in accordance with the provisions of Article XV.

      1.11 An Employee's "Final Average Compensation" is the average of the Employee's annual compensation from the Employer for the 3-consecutive year period ending with or within the Plan Year. If an Employee's entire period of service with the employer is less than three consecutive years, compensation is averaged on an annual basis over the Employee's entire period of service. An Employee's Final Average Compensation shall not exceed his or her Covered Compensation.


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

      1.12 The "Freeport Plan" means the Sundstrand-Sauer Freeport, Illinois Employees' Retirement Plan, which was merged into the Plan effective January 1, 1991.

      1.13 The "Frozen December 31, 1988, Benefit" of any Employee shall be the monthly Normal Retirement Benefit of such Employee, if any, earned by such Employee under the Plan or the Minneapolis or Freeport Plans as of December 31, 1988, as set forth in Appendix C to the Plan.

      1.14 The "Frozen December 31,1990, Benefit" of any Employee shall be the monthly Normal Retirement Benefit of such Employee, if any, earned by such Employee under the Plan or the Minneapolis or Freeport Plans as of December 31, 1990, as set forth in Appendix C to the Plan.

      1.15 "Hour of Employment" shall include:

      (a)   (i)   each hour for which an Employee is directly or indirectly paid or entitled to payment by the Employer or any Related
                  Corporation for the performance of services during such period,
            (ii)  each hour for which an Employee is directly or indirectly paid, or entitled to payment, by the Employer or any Related
                  Corporation but is excused from the performance of services
                  (including periods of vacation, sickness, military duty, authorized leave of absence, and jury duty and paid holidays during a regular work week) but not in excess of 501 hours in any continuous period during which the performance of service is excused, and
            (iii) each hour (not credited under paragraph (i) or (ii) of Section
                  1.15(a)) for which back pay, irrespective of mitigation of damages, has been awarded or agreed to by the Employer or any Related Corporation with respect to such period.

      Hours of Employment shall be calculated in accordance with Department of Labor Regulations Section 2530.200b-2 or any future legislation or regulation that amends, supplements or supercedes said section.

      (b)   for purposes of determining Hours of Employment:


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

            (i) The Employer may use whatever records may be reasonably accessible to it and may make whatever calculations are necessary to determine the approximate number of Hours of Employment accumulated during such period, and

            (ii) If accessible records are insufficient to make an approximation of the number of Hours of Employment for an Employee for any period on or after December 13, 1981: (A) an Employee who is employed on other than an hourly-rated basis shall be credited with ten (10) Hours of Employment per day for each day the Employee would, if hourly-rated, be credited with Years of Service pursuant to Section 1.34; and (B) an Employee shall be credited with the number of regularly scheduled working hours included in the units of time on the basis of which the payment is calculated and an Employee without a regular work schedule shall be credited with eight
                  (8) Hours of Employment per day (to a maximum of forty (40) Hours of Employment per week), for each day that an Employee is paid for reasons other than for the performance of duties.

      (c)   Hours of Employment shall be credited:

            (i) in the case of hours referred to in paragraph (i) of Section 1.15(a), for the computation period in which the duties are performed,
            (ii) in the case of hours referred to in paragraph (ii) of Section 1.15(a), for the computation period or periods in which the period during which no duties are performed occurs, and
            (iii) in the case of hours for which back pay is awarded or agreed to by the Employer or any Related Corporation, for the
                  computation period or periods to which the award or agreement pertains rather than to the computation period in which the award, agreement or payment is made.

      1.16 The "Minneapolis Plan" means the Sundstrand-Sauer Minneapolis, Minnesota Employees' Retirement Plan, which was merged into the Plan effective January 1, 1991.

      1.17 "Normal Retirement Age" is the attainment of the later of age 65 or the 5th anniversary of commencement of participation in the Plan.


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

      1.18 "Normal Retirement Date" means with respect to any Employee, the last day of the month in which he or she attains Normal Retirement Age.

      The foregoing notwithstanding, any Employee who, upon attainment of any age at or after his attainment of age 65, provided he has been employed by his Employer in a bona fide executive or high policy making position during the two-year period immediately preceding his attainment of such age, and who would be eligible (if he retired at such time) for an immediate nonforfeitable annual Retirement Benefit from this Plan, or from this Plan in combination with any other pension, profit sharing, savings or deferred compensation plan maintained by his Employer, which equals in the aggregate at least $44,000 or such other amount as may be specified in the federal Age Discrimination in Employment Act or regulations promulgated thereunder, shall be automatically retired on the last day of the month in whch he attains such age.

      1.19 An Employee's "Offset Factor" means 0.714 if the Employee's Social Security Retirement Age is 65; 0.658 if the Employee's Social Security Retirement Age is 66; and 0.610 if the Employee's Social Security Retirement Age is 67.

      1.20 "Period of-Severance" has the following meaning:

      (a) A "Period of Severance" with respect to any Employee means the period beginning on the date his or her Years of Service are lost under the provisions of Section 2.5 and ending on the date he or she is reemployed by the Employer.

      (b) A Period of Severance shall not include the twelve consecutive month period beginning on the first anniversary of the date an Employee is first absent from work with the Employer because of

            (i)   the Employee's pregnancy,

            (ii)  the birth of the Employee's child,

            (iii) the placement of a child with the Employee in connection with the Employee's adoption of such child, or


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

            (iv) caring for such child immediately following such birth or placement.

            The preceding sentence will not be applicable to an Employee unless the Employee furnishes to the Employer such timely information as the Employer may reasonably require to establish

            (i) that the absence from work is for one of the reasons specified in the preceding sentence, and

            (ii)  the number of days for which there was such an absence.

            No credit for employment will be given pursuant to this Section 1.20(b) for any purpose of the Plan other than avoiding the occurrence of a Period of Severance.

      1.21. The "Plan" means this Sauer-Sundstrand Employees' Retirement Plan with all amendments and supplements hereafter made.

      1.22 The "Plan Administrator" is Sauer-Sundstrand, a Delaware corporation.

      1.23 The "Plan Year" means the period from each January 1 to the following December 31.

      1.24 A "Related Corporation" means:

      (a) any corporation, now in existence or created or acquired hereafter, which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) of which the Plan Administrator is a member;

      (b) any trade or business, whether or not incorporated, which is under common control (as defined in Section 414(c) of the Code) with the Plan Administrator; and

      (c) any member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Plan Administrator.

      1.25 "Retirement Benefit" means the monthly benefit payments payable to a retired Employee under the terms of the Plan.

      1.26 "Severance From Service Date" means, with respect to any Employee, the first to occur of:


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

      (a) the date on which the Employee retires or his or her employment with the Employer and all Related Corporations terminates for any other reason; or

      (b) the first date following one full year of absence from work by the Employee due to any cause other than retirement or termination of employment; provided that, for purposes hereof, the said one year period of absence shall not commence prior to the end of any period of absence with respect to which the Employee receives Years of Service credit.

      1.27 An Employee's "Social Security Retirement Age" means age 65 if the Employee attains age 62 before January 1, 2000 (i.e., born before January 1,
1938); age 66 if the Employee attains age 62 after December 31, 1999, but before January 1, 2017 (i.e., born after December 31, 1937, but before January 1,
1955); and age 67 if the Employee attains age 62 after December 31, 2016 (i.e., born after December 31, 1954).

      1.28 "Surviving Spouse" of a deceased Employee means and shall be limited to the person who:

      (a)   was such deceased Employee's spouse at the time of his or her death;
            and

      (b) was his or her spouse at the time payment of such Employee's Retirement Benefit commenced.

      1.29 The "Taxable Wage Base" is the contribution and benefit base in effect under Section 230 of the Social Security Act at the beginning of the Plan Year.

      1.30 "Trustee" means the bank or trust company duly qualified and acting under the Trust Agreement.

      1.31 "Trust Agreement" means the agreement entered into by the Plan Administrator with the Trustee, which is referred to in Article XII as the same may be amended from time to time.

      1.32 "Trust Fund" means the contributions of the Employer made with respect to the Plan, and all increments, proceeds, investments, and reinvestments thereof, and income therefrom, held and administered by the Trustee in accordance with the Trust Agreement, and to be used for the purpose of paying the benefits provided by the Plan.

      1.33 "Years of Participation" of an Employee means the amount of service at the time credited to such Employee under the provisions of Article II hereof, and which is used to determine the amount of any Retirement Benefit for which he or she is eligible under the Plan.

      1.34 "Years of Service" for an Employee means the amount of service at the time credited to such Employee under the provisions of Article II hereof, and which is used to determine his or her eligibility for and the vesting of Retirement Benefits under the Plan.

                                   ARTICLE II

                   YEARS OF SERVICE AND YEARS OF PARTICIPATION

      2.1 Years of Service and Years of Participation Prior to January 1, 1991. Each person who was an Employee on or prior to January 1, 1991, shall be credited with:

      (a) Years of Service equal to the Years of Service with which he or she had been credited through December 31, 1990, for purposes of determining his or her eligibility for benefits under the Plan or the Minneapolis or Freeport Plans in accordance with the provisions of those Plans in effect on December 31, 1990; and

      (b) Years of Participation (up to a maximum of 30) equal to the Years of Participation with which he or she had been credited through December 31, 1990, for purposes of determining the amount of any benefit under the Plan or the Minneapolis or Freeport Plans in accordance with the provisions of those Plans in effect on December 31, 1990.

      2.2 Years of Service and Years of Participation on or After January 1, 1991. In addition to Years of Service and Years of Participation credited pursuant to Section 2.1, each person who is an Employee on or after January 1, 1991, shall be credited with:

      (a) a Year of Service for each 12 consecutive month period of his or her employment with the Employer or any Related Corporation, beginning with the later of January 1, 1991, or the date on which his or her employment commenced and ending on his or her Severance From Service Date; and

      (b) a Year of Participation (up to a maximum total of 30) for each 12 consecutive month period of his or her employment with the Employer, beginning with the later of January 1, 1991 or the date on which his or her employment as such Employee commenced, and ending on the date he or she ceases to be such an Employee.

      2.3 Military Service, Disability Leave of Absence and Lay Off.

      (a) An Employee who enters the armed services of the United States shall retain the Years of Service and Years of Participation which he or she had upon entering military service, so long as he or she retains reemployment rights with the Employer by law. If during the period he or she retains such reemployment rights such Employee returns to work or reports to the

            Employer and receives a leave of absence or is given laid-off status he or she shall be credited with Years of Service and Years of Participation equal to the period of his or her service in the military service.

      (b) An Employee who is absent from work due to disability for which he or she is entitled to benefits under a Disability Income Plan shall retain the Years of Service and Years of Participation which he or she had upon commencement of such absence due to disability. For purposes of determining his or her Years of Service and Years of Participation under the Plan, he or she shall be credited with Years of Service and Years of Participation equal to the period of absence due to disability for so long as he or she is entitled to benefits under a Disability Income Plan.

      (c) An Employee who is granted an approved leave of absence or is laid-off from work by the Employer shall retain the Years of Service and Years of Participation which he or she had upon commencement of such leave of absence or layoff. For purposes of determining his or her Years of Service and Years of Participation under the Plan, he or she shall be credited with Years of Service and Years of Participation in accordance with rules established by the Plan Administrator and applied on a uniform nondiscriminatory basis.

      2.4 Transfers. Notwithstanding the provisions of Section 2.1 and 2.2, Years of Service and Years of Participation credited to an Employee shall be subject to the following:

      (a) Upon any transfer or retransfer of a person to employment with the Employer as an Employee directly from other employment,

            (i)   with the Employer in a capacity other than as an Employee, or

            (ii)  with any Related Corporation,

            such person shall be credited with Years of Service, but not Years of Participation, for such other employment as if such other employment were employment with the Employer as an Employee for the entire period of employment.

      (b) Upon the transfer of a person from employment with the Employer as an Employee directly to other employment,

            (i)   with the Employer in a capacity other than as an Employee, or

            (ii)  with any Related Corporation,

            such transfer shall be deemed not to cause a loss of his or her Years of Service or Years of Participation, and he or she shall be deemed not to retire or otherwise terminate his or her employment as an Employee until such time as he or she is no longer in the employment of the Employer or any Related Corporation, at which time he or she shall become entitled to benefits if he or she is otherwise eligible therefor under the provisions of the Plan; provided, however, that up to such time he or she shall receive credit only for Years of Service, but not for Years of Participation, for such other employment as if such other employment were employment with the Employer as an Employee.


      2.5 Loss of Years of Service and Years of Participation; Service Spanning. Except as otherwise specifically provided in the Plan, an Employee's Years of Service and Years of Participation shall be lost on his or her Severance From Service Date and, subject to applicable Plan provisions for the reinstatement of Years of Service and Years of Participation, if he or she thereafter returns to employment as an Employee, he or she shall be treated for Plan purposes as a new Employee. If an Employee is reemployed within 12 months after his or her Severance From Service Date his or her Years of Service and Years of Participation shall be deemed to not have been lost and the Employee shall be given Years of Service credit for the period beginning with his or her Severance From Service Date and ending on his or her reemployment date.

      2.6 Reinstatement of Years of Service and Years of Participation. A retired or former Employee who returns to employment as an Employee prior to his or her Normal Retirement Date shall be reinstated with the Years of Service and Years of Participation with which he or she was credited on his or her Severance From Service Date if:

      (a) he or she was eligible for any Retirement Benefit on his or her Severance From Service Date;

      (b)   (i)   in the case of a former participant in the Minneapolis Plan, his or her Severance From Service Date occurred on or after January 1, 1984, but prior to January 1, 1987; or, in the case of any other former participant, his or her Severance From
                  Service Date occurred on or after January 1, 1977, but prior to December 31, 1984; and

            (ii) the former participant's Severance From Service Date occurred before the former Participant satisfied the conditions of eligibility for a Vested Retirement Benefit, and the former participant's Severance does not exceed his or her total Years of Service on his or her Severance From Service Date; or

      (c)   (i)   in the case of a former participant in the Minneapolis Plan, his or her Severance From Service Date occurred on or after February 1, 1987; or, in the case of any other former
                  Participant, his or her Severance From Service Date occurred on or after January 1, 1985; and

            (ii) the former participant's Severance From Service Date occurred before the former Participant satisfied the conditions of eligibility for a Vested Retirement Benefit, and the former participant's Period of Severance does not exceed the greater of his or her total Years of Service on his or her Severance From Service Date or 5 Years of Service.

      For purposes of Sections 2.6(b) and (c), the total Years of Service shall not include any Years of Service not required to be taken into account due to previous Periods of Severance.

      Notwithstanding the foregoing provisions of this Section 2.6, if a former Employee whose Severance From Service Date occurred before satisfying the conditions of eligibility for a vested Retirement Benefit returns to employment as an Employee, and if his or her Years of Service and Years of Participation which he or she had at the time of his or her previous termination of employment are not reinstated pursuant to Section 2.6(b) or (c), such Years of Service and Years of Participation shall be reinstated for purposes of the Plan upon his or her completion of five continuous Years of Service as an Employee after his or her return to employment.

      Years of Service and Years of Participation which are reinstated under this Section 2.6 shall be reinstated in accordance with and subject to all applicable provisions of the Plan with respect to reemployment.

      2.7 Finality of Determinations and Non-duplication. All determinations with respect to the crediting of Years of Service and Years of Participation under the Plan shall be made on the basis of the records of the Employer, and all determinations so made shall be final and conclusive upon Employees, former Employees, and all other persons claiming a benefit under the Plan. Notwithstanding anything to the contrary contained in this Article II there shall be no duplication of Years of Service and Years of Participation credited to an Employee for any one period of his or her employment.

      2.8 Predecessors. The Employer may, by action of its Board of Directors, adopt (for all purposes of the Plan) rules for determining what businesses or activities shall be regarded as the Employer's predecessors, and predecessors thereof, and for counting as Years of Service and Years of Participation continuous employment with any of such predecessors, or predecessors thereof. Such rules shall be applied uniformly to all persons similarly situated.

                                   ARTICLE III

                                NORMAL RETIREMENT

      3.1 Eligibility. An Employee shall be eligible for a Normal Retirement Benefit if his employment with the Employer and all Related Corporations is terminated on or after he or she has attained Normal Retirement Age.

      3.2 Benefit Amount. The monthly amount of a Normal Retirement Benefit shall be an amount equal to one-twelfth of the amount derived from the following calculation:

      (a) Two percent for each of the Employee's Years of Participation at the time of retirement (up to a maximum of 30 such years), multiplied by the Employee's Average Annual Earnings; minus

      (b)   The lesser of

            (i) 0.6% for each of the Employee's Years of Participation at the time of retirement (up to a maximum of 30 such years) multiplied by such Employee's Final Average Compensation; or

            (ii) one-half of the amount determined under subsection 3.2(a), not taking into account any of the Employee's Average Annual Earnings which exceed such Employee's Final Average Compensation; or

            (iii) the Employees' Offset Factor, multiplied by the Employee's
                  Years of Participation at the time of retirement (up to a maximum of 30 such years).

      3.3 Transitional Benefits. Notwithstanding the provisions of Section 3.2, the normal Retirement Benefit of an Employee shall in no case be less than the sum of:

            (a)   The Employee's Frozen December 31, 1988 Benefit, plus

            (b) The amount determined under Section 3.2, taking into account only Years of Participation accrued by the Employee on or after January 1, 1989. For this purpose, any Years of Participation accrued on or after the date the Employee has accrued 30 total Years of Participation under the Plan shall not be taken into account.

      3.4 Benefit Payments. A monthly Normal Retirement Benefit shall be paid to a retired Employee commencing with the month following the month in which he or she becomes eligible for such Benefit and shall be payable monthly thereafter during the life of such retired Employee, the last payment being for the month in which his or her death occurs.

                                   ARTICLE IV

                                EARLY RETIREMENT

      4.1 Eligibility. An Employee with five or more Years of Service, whose employment with the Employer and all Related Corporations is terminated when or after he or she attains age 55, but prior to his or her Normal Retirement Date, shall be eligible for an Early Retirement Benefit.

      4.2 Benefit Amount. The monthly amount of an Early Retirement Benefit shall be an amount equal to the Employee's monthly Normal Retirement Benefit based upon the Employee's Years of Participation at the time of his or her early retirement, provided that such amount shall be reduced by .5 percent for each month by which the Employee is less than 65 years of age at the time Early Retirement Benefit payments commence.

      4.3 Benefit Payments. A monthly Early Retirement Benefit shall be paid to a retired Employee commencing with the month following the month in which:

      (a) he or she becomes eligible for such Early Retirement Benefit and has made written application to the Employer therefor; or

      (b) he or she attains age 65 if he or she became eligible for such Retirement Benefit prior to his or her attainment of age 65 and elected to postpone commencement until he or she attained age 65, and shall be payable monthly thereafter during the life of such retired Employee. The last Early Retirement Benefit payment shall be for the month in which the death of the retired Employee occurs.

                                    ARTICLE V

                                  VESTED RIGHTS

      5.1 Eligibility. An Employee with five or more Years of Service whose employment with the Employer and all Related Corporations terminates for any reason other than death, and who is not eligible for any other Retirement Benefit under the Plan, shall be eligible for a Vested Retirement Benefit.

      5.2 Benefit Amount. The monthly amount of a Vested Retirement Benefit shall be, at the option of the Employee, either:

      (a) an immediate Vested Retirement Benefit which shall be an amount equal to a monthly Normal Retirement Benefit determined in accordance with Article III, based upon the Employee's Years of Participation at the time of his or her termination of employment with the Employer and all Related Corporations, provided, that such amount shall be reduced to its Actuarial Equivalent value to account for commencement of benefit payments prior to his or her attainment of age 65; or

      (b) an age 65 vested Retirement Benefit which shall be an amount equal to a monthly Normal Retirement Benefit determined in accordance with
            Article III, based upon the Employee's Years of Participation at the time of his or her termination of employment with Employer and all Related Corporations.

      5.3 Benefit Payments. A monthly immediate Vested Retirement Benefit under
Section 5.2(a) shall be paid to a retired Employee commencing with any month following the month in which the Employee attains age 55 and which the Employee designates in his or her application to the Plan Administrator, and shall be payable monthly thereafter during the life of such retired Employee; such application to be filed with the Plan Administrator not more than 90 days nor less than 60 days prior to the date on which he or she elects to have his or her immediate Vested Retirement Benefit commence.

      Subject to Section 10.1(b), a monthly age 65 Vested Retirement Benefit under Section 5.2(b) shall be paid to an Employee commencing with the month following the later of the month in which such retired Employee's Normal Retirement Date occurs or the month in which he or she makes written application to the Plan Administrator for such Retirement Benefit, and shall be payable monthly thereafter during the life of such retired Employee.

      The last Vested Retirement Benefit payment shall be for the month in which the death of the retired Employee occurs.

                                   ARTICLE VI

                               "RULE OF 50" RIGHTS

      6.1 Eligibility. An Employee with less than five Years of Service, whose employment with the Employers and all other Related Corporations terminates for any reason, shall be eligible for a "Rule of 50" Retirement Benefit if, at the time of such termination of employment, the total of his or her age and Years of Service is 50 or more.

      6.2 Benefit Amount. The monthly amount of a "Rule of 50" Retirement Benefit shall be an amount equal to the Employee's monthly Normal Retirement Benefit based upon the Employee's Years of Participation at the time of his or her termination of employment with all Employers multiplied by his or her "Applicable Percentage"; provided that if such "Rule of 50" Retirement Benefit commences prior to the Employee's attainment of age 65 such amount shall be reduced by .5 percent for each month by which the Employee is less than 65 years of age at the time his or her "Rule of 50" Retirement Benefit payments commence.

      For purposes of this Article, an Employee's Applicable Percentage shall be determined in accordance with the following schedule:

   Years of Service completed
   after first becoming eligible
   for "Rule of 50" Retirement
   Benefit                                  Applicable Percentage
   ---------------------------              ---------------------

   Date on which Employee first                      50%
   becomes eligible for Benefit


   For each Year of Service                 An additional 10% per
   completed (up to five such)              Year of Service (computed Years
   after first becoming eligible for        to nearest one thousandth)
   Benefit (computed to the
   nearest one thousandth)


   Five or more Years of Service                     100%
   completed after first becoming
   eligible for Benefit

      6.3 Benefit Payments. A monthly "Rule of 50" Retirement Benefit shall be paid to a retired Employee as follows:

      (a) commencing with the month following the month in which the retired Employee is both at least age 55 and has filed a written election with the Plan Administrator to begin receiving benefit payments; or

      (b) commencing with the month following the month in which he or she attains age 65 if he or she does not file an election for early commencement prior to his or her attainment of age 65;

and shall be payable monthly thereafter during the life of such retired Employee, the last "Rule of 50" Retirement Benefit payment being for the month in which his or her death occurs.

                                   ARTICLE VII

               OPTIONAL METHODS OF PAYMENT AND AUTOMATIC ELECTION

      7.1 Available Options. Under conditions set forth in this Article, an Employee who becomes entitled to a Retirement Benefit under the Plan by reason of his or her retirement under the conditions specified in any of Sections 3.1, 4.1, 5.1 or 6.1 may, as an alternative to having such Retirement Benefit paid in the regular straight-life annuity form, or if applicable, the automatic election form described in Section 7.7, elect (subject to the provisions of Section 7.7) payment of such Retirement Benefit in accordance with any one of the optional methods of payment stated below (an Employee who is entitled to a Vested Retirement Benefit under Article V and an Employee who retired prior to attainment of age 55 and who is entitled to a "Rule of 50" Retirement Benefit under Article VI may only elect Option D).

      Option A. A reduced monthly Retirement Benefit payable to such retired Employee for life, with the continuance of monthly payments equal to 50 percent of such reduced amount after his or her death to his or her Surviving Spouse during the lifetime of such Surviving Spouse;

      The monthly payments to be made to a retired Employee under this Option A shall be an amount equal to the monthly Retirement Benefit otherwise payable to the retired Employee reduced by whichever of the following is applicable:

      (a) if the age of the retired Employee and his or her spouse are the same, or if such spouse's birth date is within five years of the birth date of the Employee, ten percent;

      (b) if the age of the retired Employee is more than five years less than the age of his or her spouse, ten percent less .5 of one percent for each full year by which such Surviving Spouse's birth date is more than five years prior to the birth date of the retired Employee (the total reduction to be not less than 0 percent); or

      (c) if the age of the retired Employee is more than five years greater than the age of his or her spouse, ten percent plus .5 of one percent for each full year by which the Surviving Spouse's birth date is more than five years after the birth date of the retired Employee (provided that the total reduction shall not cause the Retirement Benefit to be less than the Retirement Benefit the Employee and his or her spouse would have received if he or she had elected Option D).

      The monthly payment to be made to such retired Employee's Surviving Spouse under Option A shall be an amount equal to 50 percent of the monthly payment made under Option A to the retired Employee.

      Option B. A reduced monthly Retirement Benefit payable to such retired Employee for life, with the continuance of monthly payments equal to 100 percent of such reduced amount after his or her death to his or her Surviving Spouse, during the lifetime of such Surviving Spouse;

      Option C. A reduced monthly Retirement Benefit payable to such retired Employee for life, with the continuance of monthly payments equal to 75 percent of such reduced amount after his or her death to his or her Surviving Spouse, during the lifetime of such Surviving Spouse;

      Option D. A reduced monthly Retirement Benefit payable to such retired Employee for life, with the continuance of monthly payments equal to 50 percent of such reduced amount after his or her death to his or her Surviving Spouse, during the lifetime of such Surviving Spouse;

      Option E. A reduced monthly Retirement Benefit payable to the retired Employee for life, with the continuance to the person or persons designated by him as Term-Certain Beneficiary of monthly payments in such reduced amount after his or her death for the remainder, if any, of the five-year term commencing with the date as of which the first payment of such monthly Retirement Benefit is made, and with any monthly payments remaining unpaid upon the death of the survivor of the Employee and his or her Term-Certain Beneficiary to be made to the estate of such survivor;

      Option F. A reduced monthly Retirement Benefit payable to the retired Employee for life, with the continuance to the person or persons designated by him as Term-Certain Beneficiary of monthly payments in such reduced amount after his or her death for the remainder, if any, of the ten-year term commencing with the date as of which the first payment of such monthly Retirement Benefit is made, and with any monthly payments remaining unpaid upon the death of the survivor of the Employee and his or her Term-Certain Beneficiary to be made to the estate of such survivor;

      Option G. A reduced monthly Retirement Benefit payable to the retired Employee for life, with the continuance to the person or persons designated by him as Term-Certain Beneficiary of monthly payments in such reduced amount after his or her death for the remainder, if any, of the fifteen-year term commencing with the date as of which the first payment of such monthly Retirement Benefit is made, and with any monthly payments remaining unpaid upon the death of the survivor of the Employee and his or her Term-Certain Beneficiary to be made to the estate of such survivor;

      Option H. A reduced monthly Retirement Benefit payable to the retired Employee for life, with the continuance to the person or persons designated by him as Contingent Annuitant of monthly payments, if any are required, in such reduced amount after his or her death until the total amount paid to the Employee and Contingent Annuitant combined is equal to the Actuarial Equivalent of the Retirement Benefit payable to the Employee if neither an option under this Section nor the automatic election under
      Section 8.7 were applicable, and with any monthly payments remaining unpaid upon the death of the survivor of the Employee and Contingent Annuitant to be made to the estate of such survivor;

      Option I. With respect to an Employee's Frozen December 31, 1990, Benefit, a reduced Retirement Benefit payable to such retired Employee in a single lump sum.

      The monthly payments to be made to a retired Employee and his or her Surviving Spouse under Option B, option C or Option D, to a retired Employee and his or her Term-Certain Beneficiary under Option E, Option F or Option G, or to a retired Employee and his or her Contingent Annuitant under option H, shall be in amounts which at the time of commencement of Retirement Benefit payments under the Option, or at the time of the Employee's Normal Retirement Date, if earlier, are the Actuarial Equivalent of all Retirement Benefits otherwise payable to him under the Plan, including any automatic election benefits payable under Section 7.7, taking into account the age of the retired Employee and, where applicable, the age of his or her Surviving Spouse, Contingent Annuitant, or beneficiary.

      The lump sum payment to be made to a retired Employee under Option I shall be in lieu of all benefit payments (including any Special Age 65 benefit under Article VIII), otherwise payable to such Employee under the Plan with respect to the Employee's Frozen December 31, 1990, Benefit; and shall

      (a) in the case of an Employee who is not married on the date of retirement, be an amount which at the time the lump sum payment is made is the

            Actuarial Equivalent of the Employee's Frozen December 31, 1990, Benefit otherwise payable to him under the Plan; or

      (b) in the case of an Employee who is married on the date of retirement, be an amount which at the time the lump sum payment is made is the Actuarial Equivalent of the Employee's Frozen December 31, 1990, Benefit which would have been paid to the retired Employee and his or her spouse if the retired Employee had elected Option A with respect to that portion of his or her benefit.

      Notwithstanding the foregoing provisions of this Section 7.1, if an Employee elects Option H and designates someone other than his or her Surviving Spouse as Contingent Annuitant or beneficiary, the present value of the total payments to be made to such Contingent Annuitant or beneficiary, must, at the time the Option becomes effective, be less than 50 percent of the present value of the total payments to be made to the retired Employee and such Contingent Annuitant or beneficiary combined, and if such is not the case the monthly amount payable to such Contingent Annuitant or beneficiary shall be reduced to the extent necessary to satisfy such requirement. Any reduction made pursuant to this paragraph shall be determined by the Plan Administrator on the basis of the assumptions set forth in Section 1.2.

      In addition, notwithstanding anything to the contrary contained in this
Article VII, in the event that the spouse of a retired Employee who has elected Option A predeceases the Employee, the monthly Retirement Benefit payable to the Employee commencing with the third monthly payment following the month in which the death of the retired Employee's spouse occurs, shall be increased to the amount which would have been payable to the retired Employee if the retired Employee had not elected any optional method of payment. Monthly payments in such increased amount shall thereafter be paid to the retired Employee during his life, the last payment being for the month in which his death occurs.

      7.2 Election of Form of Benefits.

      (a) Not less than 30 days and not more than 90 days prior to the date for commencement of payment of an Employee's Retirement Benefit the Plan Administrator shall give the Employee a written notice of his or her right to elect not to receive his or her Retirement Benefit (under any of Section 3.1, 4.1, 5.1 or 6.1, whichever is applicable) pursuant to the regular straight-life annuity form, or if applicable, the automatic election form set forth in Section 7.7, and of his or her right to make an election of an optional form of payment of his or her Retirement Benefit pursuant to Section 7.1. Such notice shall include a general description of:

            (i)   the terms and conditions of the normal form of payment,

            (ii) the Employee's right to make, and the effect of, an election to waive such form,

            (iii) if applicable, the rights of the Employee's spouse not to consent to such an election under Section 7.7,

            (iv) the Employee's right to make, and the effect of, a revocation of such an election,

            (v)   the optional forms available under Section 7.1, and

            (vi) the right to request an estimate of the financial effect upon the Employee's Retirement Benefit of making the elections set forth in Sections 7.1 and 7.7.

      (b) The elections provided in Sections 7.1, 7.2(a) and 7.7 may be made by giving a written notice of election to the Plan Administrator, in the form prescribed by the Plan Administrator, at any time during the period (the "Election Period") consisting of the 90 calendar day period ending on the date for commencement of payment of an Employee's Retirement Benefit. Any election provided in Sections 7.1 and 7.7 may be rescinded as set forth in Section 7.3. At the time of his or her election of an Option an Employee shall identify his or her spouse, Term-Certain Beneficiary, Contingent Annuitant or beneficiary.

      (c) If an Employee makes a request for additional information pursuant to Section 7.2(a) on or before the last day of the Election Period, the Election Period shall be extended to the extent necessary to include at least the 90 calendar days immediately following the day the additional requested information is personally delivered or mailed to the Employee.

      7.3 Revocation and Change of Option. An Employee, by written notice delivered to the Plan Administrator at any time prior to his or her retirement, may revoke or change any election of an option theretofore made by him. Moreover, by written notice delivered to the Plan Administrator at any time before or after retirement, an Employee may designate a new Term-Certain Beneficiary under Option E, Option F or Option G, or a new Contingent Annuitant under Option H. Except as otherwise provided in Section 7.7, no revocation, change or new designation under this Section shall require the consent of a spouse, Term-Certain Beneficiary, Contingent Annuitant or beneficiary.

      7.4 Effect of Various Circumstances upon Option. The election of an option shall become effective for all purposes upon the Employee's retirement under the conditions specified in any of Sections 3.1, 4.1, 5.1 or 6.1. If an Employee, having validly elected an optional method of payment, shall die before such retirement and before his or her Normal Retirement Date, any election of an optional method of payment theretofore made by him shall be inoperative, and no payment shall become due to his or her Surviving Spouse, Term-Certain Beneficiary, Contingent Annuitant or beneficiary under such Option.

      In the event that, before the Employee's retirement, such Employee's spouse shall die or otherwise cease to be his or her spouse, or as to such Employee the Plan shall be terminated, or in the event that an Employee shall retire or otherwise terminate his or her employment under conditions other than as specified in any of Sections 3.1, 4.1, 5.1 or 6.1, any election of an optional method of payment theretofore made by him shall be inoperative and ineffective and he or she shall receive the Retirement Benefit, if any, which he or she would have received under the Plan had such election not been made.

      Notwithstanding anything to the contrary contained herein, this Section
7.4 shall not apply to Section 7.7.

      7.5 Payment Under Options. The monthly Retirement Benefit of a retired Employee who has elected, or who is deemed under Section 7.7 to have elected, an optional method of payment shall be payable commencing at the same time as the Retirement Benefit to which he or she was otherwise entitled would have commenced. Such Retirement Benefit shall be payable to the retired Employee monthly thereafter during his or her life, the last such payment being for the month in which his or her death occurs; provided, however, that such monthly Retirement Benefit payments shall cease under the same circumstances and in the same manner as specified with respect to the monthly Retirement Benefit otherwise payable to the Employee under the Plan. Notwithstanding the foregoing, upon recommencement of a Retirement Benefit because of subsequent termination or retirement following reemployment as provided in Section 10.3, payments shall be made as applicable under the option previously elected by the Employee, unless

      (a)   the option has been revoked or changed as provided in Section 7.3;
            or

      (b) except as otherwise provided in Section 10.1(b)(v), if the Employee had not previously elected an option, the automatic election form provisions of Section 7.7 would have applied upon such subsequent termination of employment or retirement, in which event the Benefit shall be paid in the form required under Section 7.7 unless, prior to such subsequent termination of employment or retirement the Employee had filed with the Plan Administrator a new option election or a written rejection of the automatic election form as provided in
            Section 7.7.

If payments are made under such Option upon such subsequent retirement the amount thereof shall be adjusted in accordance with the provisions of Section 10.3.

      Subject to Section 10.1(b), monthly benefit payments which become payable to an Employee's Surviving Spouse or Contingent Annuitant shall commence with the later of:

      (a) the month following the month in which the death of the retired Employee shall occur; or

      (b) the month in which the Surviving Spouse or Contingent Annuitant files an application with the Plan Administrator therefor;

and shall be payable monthly thereafter during the life of such Surviving Spouse or Contingent Annuitant, the last payment being for the month in which the death of the Surviving Spouse or Contingent Annuitant occurs. Subject to Section 10.1(b), monthly payments which become payable to an Employee's Term-Certain Beneficiary shall commence with the later of:

      (a) the month following the month in which the death of the retired Employee shall occur; or

      (b) the month in which such Term-Certain Beneficiary files an application with the Plan Administrator therefor;

and the last such monthly payment shall be made for the last month in the term certain; provided, however, that should any such monthly payments become payable to the estate of any person, or to a trust, a lump-sum amount shall be paid to such estate or trust in lieu thereof, such lump-sum amount to be equal to the aggregate value of the monthly payments otherwise payable to such estate or trust, discounted to the date of payment of the lump-sum amount for interest, as determined by the Actuary, on the basis of the assumptions set forth in Section 1.2.

      7.6 Availability of Options for Employee Terminated by Layoff. The provisions of Section 7.1 notwithstanding, an Employee who is terminated by layoff and not recalled within one year from the date of such termination, and who at the time of such termination meets the eligibility requirements for a vested Retirement Benefit under Article V or a "Rule of 50" Retirement Benefit under Article VI may, in lieu of such options as are available under the respective Retirement Benefit, elect, subject to and in accordance with the terms of this Article, any of the Options set forth in Section 7.1.

      7.7 Automatic Election. An Employee who becomes entitled to a Retirement Benefit under the Plan by reason of his or her retirement under conditions specified in any of Sections 3.1, 4.1, 5.1 or 6.1 and who has attained age 55 and is married on the date payment of such Retirement Benefit commences, shall be deemed to have elected the qualified joint and survivor annuity described as Option D in Section 7.1, and to have identified his or her spouse on such date as his or her Surviving Spouse thereunder, unless prior to such date he or she has elected an optional method of payment under this Article which became or would have become effective on his or her retirement.

      The foregoing notwithstanding, no Retirement Benefit shall become payable under this Section 7.7 to a spouse, if such spouse has not been married to such Employee for at least one year on the date of death of such Employee and if such spouse is not the same spouse to whom the retired or former Employee was married on the date payment of his or her benefit commenced.

      Notwithstanding any other provision in this Article, any election by an Employee to waive the receipt of Retirement Benefits pursuant to the automatic election form set forth in this Section 7.7 shall not take effect unless such Employee's spouse consents in writing to such election to waive such election, acknowledges the effect of such election to waive, and such consent is witnessed by a representative of the Plan or a notary public, unless the Employee establishes to the satisfaction of the Plan Administrator that such consent may not be obtained because there is no spouse, the spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may by regulations prescribe. Any such consent and acknowledgment will not be effective unless the election designates a form of benefit payment and, if applicable, a beneficiary, which may not be changed without spousal consent. Any consent by a spouse, or establishment that the consent of a spouse may not be obtained under this Section, shall be effective only with respect to such spouse.

      For purposes of this Section 7.7, "date payment of benefit commences" shall mean the first day of the first period for which an amount is payable as an annuity or, in the case of a benefit not payable as an annuity, the first day on which all events have occurred which entitle the participant to such benefit.

                                  ARTICLE VIII

                             SPECIAL AGE 65 BENEFIT

            8.1 Eligibility.

            (a) A retired or terminated Employee (other than an Employee whose eligibility for a Retirement Benefit accrued under the provisions of Article V) who at the time of retirement or termination of employment with the Employer and all Related Corporations has attained at least age 55 and has 10 or more Years of Service and who is receiving a Retirement Benefit under the Plan shall be eligible for a Special Age 65 Benefit.

            (b) The Surviving Spouse (other than the Surviving Spouse of a deceased Employee whose eligibility for a Retirement Benefit accrued under the provisions of Article V) of a deceased Employee or deceased retired Employee, which deceased Employee or deceased retired Employee at the time of retirement or termination of employment met the age and service requirement set forth in Section 8.1(a) and who is receiving a benefit under the Plan shall be eligible for a Special Age 65 Benefit.

            8.2 Benefit Amount. The monthly amount of a Special Age 65 Benefit shall be $9.70.

            8.3 Benefit Payments. A Special Age 65 Benefit shall be paid to a retired Employee, or the Surviving Spouse of a deceased Employee or deceased retired Employee, commencing with the month following the month in which such retired Employee or such Surviving Spouse attains age 65 and shall be payable monthly thereafter during the life of such retired Employee or such Surviving Spouse, the last payment being for the month in which the death of the retired Employee or the Surviving Spouse occurs.

            The foregoing notwithstanding, in the event a retired Employee elects payment of his or her Frozen December 31, 1990, Benefit under Option I described in Section 7.1, he or she shall not be entitled to receive any Special Age 65 benefit payments under this Article VIII.

                                   ARTICLE IX

                                SURVIVOR BENEFIT

            9.1 Eligibility. The Surviving Spouse of a deceased Employee shall be eligible to receive a Survivor Benefit if the deceased Employee at the time of his or her death,

            (a) had satisfied the requirements for a Retirement Benefit under any of Sections 3.1, 4.1, 5.1 or 6.1; and

            (b) had not commenced receiving Retirement Benefit payments under the Plan.

            9.2 Benefit Amount.

            (a) If a deceased Employee at the time of death met the requirements for a Retirement Benefit under either Section 3.1 or 4.1, or met the requirements for a Retirement Benefit under
                  Section 5.1 and had attained at least age 45, or Section 6.1 and had attained at least age 55, the monthly amount of the Survivor Benefit payable to his or her Surviving Spouse shall be equal to the greater of:

                  (i) one-half of a monthly Normal Retirement Benefit determined in accordance with Section 3.2, based upon the Employee's Years of Participation at the time of death; provided, that if the Surviving Spouse's birth date is more than five years after the birth date of the deceased Employee, such amount shall be reduced by a fraction, the numerator of which is the actuarial lump sum factor under Section 1.2 determined as if the Surviving Spouse's birth date was exactly five years after the birth date of the deceased Employee, and the denominator of which is the actuarial lump sum factor under Section 1.2 applicable to such Surviving Spouse based upon such Surviving Spouse's age as of the date of death of the Employee; and

                  (ii) the amount which would be payable to the Surviving Spouse as a survivor annuity pursuant to the terms of a qualified joint and survivor annuity described as Option D of Section 7.1 if the Employee had retired and commenced receiving a Retirement Benefit pursuant to such qualified joint and survivor annuity on the day before the date of such Employee's death.

            (b) If a deceased Employee at the time of death met the requirements for a Retirement Benefit under Section 5.1 but had not attained age 45 or met the requirements for a Retirement Benefit under Section 6. 1 but had not attained age 55, and did not meet the requirements for any other

                  Retirement Benefit, the monthly amount of the Survivor Benefit payable to such Employee's Surviving Spouse shall be the amount which would be payable to the Surviving Spouse as a survivor annuity pursuant to the terms of a qualified joint and survivor annuity described as Option D of Section 7.1 if the Employee had retired and commenced receiving a Retirement Benefit pursuant to such qualified joint and survivor annuity on the day before the date Survivor Benefit payments commence (provided the number of Years of Participation used to determine such amount shall be the number of Years of Participation the Employee had at the time of death); provided further that such amount shall be reduced to its Actuarial Equivalent value to account for commencement of benefit payments prior to the time the deceased Employee, had he or she survived, would have attained age 65.

            9.3 Benefit Payments.

            (a) A Survivor Benefit determined under Section 9.2(a) shall be paid to a deceased Employee's Surviving Spouse commencing with the month following the month in which the Employee's death occurs and shall be payable monthly thereafter during the life of such Surviving Spouse, the last payment being for the month in which the death of the Surviving Spouse occurs.

            (b) A Survivor Benefit determined under Section 9.2(b) shall be paid to a deceased Employee's Surviving Spouse commencing with the month following the month in which such Surviving Spouse requests that Survivor Benefit payments commence, the last payment being for the month in which the death of the Surviving Spouse occurs.

            9.4 Surviving Spouse Defined. The provisions of Section 1.28 notwithstanding, for purposes of this Article IX, the Surviving Spouse of a deceased Employee shall mean and be limited to the person who:

            (a)   was the Employee's spouse at the time of his or her death, and

            (b) was his or her spouse for at least one full year immediately prior to the date of his or her death.

                                    ARTICLE X

                       GENERAL PROVISIONS AND LIMITATIONS
                               REGARDING BENEFITS

            10.1 Limitations on Commencement.

            (a) Payment of a retired Employee's Retirement Benefit shall commence not later than the 60th day after the end of the Plan Year in which the latest of the following occurs:

                  (i)   the Employee's Normal Retirement Date;

                  (ii) the tenth anniversary of the date on which he or she first became an Employee; or

                  (iii) the Employee's retirement or other termination of
                        employment with the Employer and all Related
                        Corporations.

                  If the amount of monthly benefit payable to a retired Employee, or any person claiming under or through him, cannot be determined for any reason (including lack of information as to whether the Employee is still living or as to his or her marital status) on the date payment of such benefit is to commence under this Section 10.1, payments shall be made retroactively to such date no later than 60 days after the date on which the amount of such monthly benefit can be determined.

            (b) Notwithstanding anything to the contrary contained elsewhere in the Plan:

                  (i) the payment of benefits under the Plan to any Employee will:

                        (A) be distributed to such Employee not later than the Required Distribution Date (as defined in paragraph (iii) of this Section 10.1(b), or

                        (B) be distributed to such Employee commencing not later than the Required Distribution Date, in accordance with regulations prescribed by the Secretary of the Treasury, (aa) over the life of such Employee or over the lives of such Employee and his or her beneficiary, or (bb) over a period not extending beyond the life expectancy of such Employee or the life expectancy of such Employee and his or her beneficiary.

                  (ii)  (A)   If the Employee dies after distribution to him
                              has commenced pursuant to clause (B) of paragraph
                              (i) of Section 10.1(b) but before his or her entire interest in the

                              Plan has been distributed to him the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution being used under clause (B) of paragraph (i) of Section 10.1(b) at the date of his or her death.

                        (B) If the Employee dies before distribution to him has commenced pursuant to clause (B) of paragraph
                              (i) of Section 10.1(b), then, except as provided in clauses (C) and (D) of paragraph (ii) of
                              Section 10.1(b), his or her entire interest in the Plan will be distributed within five years after his or her death.

                        (C) Notwithstanding the provisions of clause B of paragraph (ii) of Section 10.1(b), if the Employee dies before distribution to him has commenced pursuant to clause (B) of paragraph (i) of Section
                              10. 1(b), and if (aa) any portion of his or her interest in the Plan is payable to or for the benefit of his or her beneficiary, (bb) such portion will be distributed in accordance with regulations prescribed by the Secretary of the Treasury over the life expectancy of such beneficiary or over a period not extending beyond the life expectancy of such beneficiary, and (cc) distribution of such portion will begin not later than one year after the date of the Employee's death, or such later date as the Secretary of the Treasury may prescribe by regulations, then the portion of such Employee's interest referred to in this clause (C) of paragraph (ii) of Section 10.1(b) shall be treated as distributed on the date on which such distribution begins.

                        (D)   Notwithstanding the provisions of clauses (B) and
                              (C) of paragraph (ii) of Section 10.1(b), if the Employee's beneficiary referred to in clause (C) of paragraph (ii) of Section 10.1(b) is the Surviving Spouse of the Employee, then: (aa) the date on which the distributions are required to begin under subclause (cc) of clause (C) of paragraph (ii) of Section 10.1(b) shall not be earlier than the date on which the Employee would have attained age 70-1/2, and (bb) if the Employee's Surviving Spouse dies before the distributions to such spouse begin, then this clause (D) of paragraph (ii) of Section 10.1(b) shall be applied as if such Surviving Spouse were the Employee.

                  (iii) For purposes of this Section 10.1(b) the "Required
                        Distribution Date" means April 1 of the calendar year following the calendar year in which the Employee attains age 70-1/2. Notwithstanding the preceding sentence, the "Required Distribution Date" of an

                        Employee who is not a 5-percent owner, within the meaning of Treasury Regulation Section 1.401(a)(9)-1 Q/A B-2, and who attains age 70-1/2 before January 1, 1989, shall mean April 1 of the calendar year following the calendar year in which such Employee attains age 70-1/2 or retires, whichever occurs later. For this purpose, an Employee who attained age 70-1/2 in 1988 and had not retired as of January 1, 1989, shall be treated as having retired on January 1,1989.

                  (iv) For purposes of this Section 10.1(b), the life expectancy of an Employee and his or her spouse may be redetermined at any time, but not more frequently than annually.

                  (v) In the event an Employee accrues additional benefits under the Plan after payment of such Employee's benefits commence pursuant to this Section 10.1(b), such additional benefits shall be paid in the same form in which the Employee's benefit is currently being paid, and shall be reflected in the monthly amount payable to the Employee commencing with the first payment made in the calendar year following the calendar year such additional benefits are accrued.

            10.2 Reemployment and Employment After Normal Retirement Date.

            (a) If a retired Employee who, on termination of employment met the requirements for an Early Retirement Benefit under Article IV, a Vested Retirement Benefit under Article VI, or a "Rule of 50" Retirement Benefit under Article VI, is reemployed by the Employer as an Employee prior to the commencement of Benefit payments, his or her right to such Retirement Benefit shall be cancelled and in lieu thereof the Years of Service and Years of Participation which he or she had at the time of his or her termination of employment shall be reinstated as provided in Section 2.6.

                        If a retired Employee who is receiving Retirement
                  Benefit payments is reemployed by the Employer as an Employee, his or her Retirement Benefit payments shall cease and shall resume with the month following his or her subsequent retirement. The monthly Retirement Benefit payable upon such subsequent retirement shall be determined as if he or she were then first retired but shall be based upon his or her Years of Service and Years of Participation at the time of his or her last retirement plus his or her Years of Service and Years of Participation during the period of reemployment; provided that not more than 30 Years of Participation shall be used in the determination of such Employee's monthly Retirement Benefit; and provided further, that such monthly Retirement Benefit shall be reduced actuarially based on the assumptions set forth in Section 1.2 to reflect the value of any Early Retirement

                  Benefit, Vested Retirement Benefit or "Rule of 50" Retirement Benefit payments which he or she received under the Plan prior to his or her Normal Retirement Date.

                  If an Employee:

                  (i) is reemployed by the Employer after his or her Normal Retirement Date,

                  (ii) is reemployed by the Employer prior to his or her Normal Retirement Date and he or she continues in employment beyond his or her Normal Retirement Date, or

                  (iii) continues in employment with the Employer after his or her Normal Retirement Date without a prior termination of Employment, and the Retirement Benefit accrued by reason of his or her employment after his or her Normal Retirement Date is less than the adjustment that would have been made to his or her Retirement Benefit if it had been increased to its Actuarial Equivalent for commencement after his or her Normal Retirement Date, then notwithstanding the provisions of this Section 10.2, Sections 10.2(b), (c), (d), (e), (f), (g) and (h) shall become applicable to him as of the latest of:

                  (A)   his Normal Retirement Date,

                  (B)   his date of reemployment, or

                  (C) the date on which the conditions of paragraph (i), (ii) or (iii) of Section 10.2(a) are met and the Retirement Benefit accrued by reason of his or her employment after his or her Normal Retirement Date is less than the adjustment that would have been made to his or her Retirement Benefit if it had been increased to its Actuarial Equivalent for commencement after his or her Normal Retirement Date.

            (b)   For purposes of Sections 10.2(b), (c), (d), (e), (f), (g) and
                  (h), the following definitions shall apply:

                  (i) "Post-Retirement Date Service" means each calendar month of employment of an Employee with the Employer or a Related Corporation after his or her Normal Retirement Date and subsequent to the time that:

                        (A) payment of Retirement Benefits commenced to such Employee if he or she returned to employment, or

                        (B) payment of Retirement Benefits would have commenced to such Employee if he or she had not remained in employment,

                        if in either case such Employee:

                        (A) completes forty (40) or more Hours of Employment in such calendar month, or

                        (B) receives from the Employer or a Related Corporation payment for any Hours of Employment performed on each of eight (8) or more days in such calendar month.

                        The determination of the Plan Administrator with respect to whether an Employee is performing Post-Retirement Date Service shall be based on a reasonable and good faith evaluation of the facts, and shall be conclusive and binding.

                  (ii)  "Suspendable Amount" means:

                        (A) in the case of a Retirement Benefit payable periodically on a monthly basis for as long as a life (or lives) continues, the monthly Retirement Benefit otherwise payable in a calendar month in which the Employee is engaged in Post-Retirement Date Service, or

                        (B) in the case of a Retirement Benefit payable other than in the form described in clause (A) of paragraph (ii) of Section 10.2(b), the lesser of
                              (1) the amount of Retirement Benefit which would have been payable to the Employee if he or she had been receiving monthly benefits under the Plan since actual retirement based on a single life annuity commencing at his or her actual retirement date; or (2) the actual amount paid or scheduled to be paid to the Employee for such month. Payments which are scheduled to be paid less frequently than monthly may be converted to monthly payments for purposes of this clause (B) of paragraph (ii) of Section 10.2(b).

            (c) Payment of an Employee's Retirement Benefit, not in excess of the Suspendable Amount, shall be permanently withheld for each calendar month during which the Employee is employed in Post-Retirement Date Service.

            (d) If payment of an Employee's Retirement Benefit has been suspended pursuant to Section 10.2(c), Retirement Benefit payments shall resume no later than the first day of the third calendar month after the calendar month in which the Employee ceases to be employed in Post-Retirement Date Service. The initial payment upon resumption shall include the payment scheduled to occur in the calendar month when payments resume and any amounts withheld during the period between the cessation of Post-Retirement Date Service and the resumption of payment, less any amounts which are subject to offset pursuant to Section 10.2(e).

            (e) Retirement Benefit payments made subsequent to Post-Retirement Date Service shall be reduced

                  (i) by the Actuarial Equivalent of any Retirement Benefit paid to the Employee prior to the time he or she is reemployed by the Employer after his or her Normal Retirement Date; and

                  (ii) by the amount of any payments previously made during those calendar months in which the Employee was engaged in Post-Retirement Date Service;

                  provided, however, that such reduction under (ii) shall not exceed in any one month, twenty-five (25) percent of that month's total Retirement Benefit payment (excluding amounts described in Section 10.2(d)) which would have been due but for the offset.

            (f) Any Employee whose Retirement Benefit payments are suspended pursuant to Section 10.2(c) shall be notified (by personal delivery or certified mail) during the first calendar month in which payments are withheld, that his or her Retirement Benefit payments are suspended. Such notification shall include:

                  (i) a description of the specific reasons for the suspension of payments;

                  (ii) a general description of the Plan provisions relating to the suspension;

                  (iii) a copy of the provisions;

                  (iv) a statement to the effect that applicable Department of Labor regulations may be found at Section 2530.203-3 of the Code of Federal Regulations; and

                  (v) the procedure for appealing the suspension which procedure shall be governed by Section 13.9 herein.

                  If Retirement Benefit payments which are resumed after the cessation of Post-Retirement Date Service are to be reduced by an offset pursuant to

                  Section 10.2(e), the notification shall specifically identify the periods of employment for which the amounts to be offset were paid, the Suspendable Amounts subject to offset, and the manner in which the Plan intends to offset such Suspendable Amounts.

                  If the Summary Plan Description ('SPD') for the Plan contains information which is substantially the same as the information required pursuant to the preceding portions of this Section 10.2(f), the notification required by this Section 10.2(f) may refer the Employee to the relevant pages of the SPD. If the notification refers to the SPD, the notification shall also inform the Employee how to obtain a copy of the SPD, or relevant pages thereof and any request for the referenced information shall be honored within thirty (30) days of the receipt by the Employer of such request.

            (g) An Employee may request, pursuant to the procedure contained in Section 13.9 herein, a determination as to whether specific contemplated employment will constitute Post-Retirement Date Service.

            (h) The application of Section 10.2 and its construction and interpretation by the Employer shall be in conformity with Department of Labor Regulations found at Section 2530.203-3 of the Code of Federal Regulations.

            (i) In the event an Employee retires and commences to receive his or her Retirement Benefit prior to attainment of Normal Retirement Age, and is subsequently reemployed and accrues additional benefits under the Plan, the election and form of payment provisions of Article VII of the Plan shall be applied independently with respect to such additionally accrued benefits.

            10.3 Restriction on Alienation of Retirement Benefits.

            (a) Except as provided in Sections 10.3(b) and 10.3(c), the rights and interests of any person under the Plan, including any right to receive distributions from the Trust Fund shall not be subject in any manner to sale, transfer, encumbrance, assignment, pledge or alienation of any kind; nor may such rights or interest be resorted to, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings. No such person shall have the power in any manner to sell, transfer, encumber, assign, pledge or alienate any of his or her interest or rights under the plan, including his or her right to receive any distribution from the Trust Fund, and any attempt to do so shall be void.

            (b) Notwithstanding the provisions of Section 10.3(a), all or any part of the accrued benefit of an Employee under the Plan shall be subject to and payable in accordance with the applicable requirements of any Qualified Domestic Relations Order, as that term is defined in Section 206(d)(3) of the Act, and the Plan Administrator shall direct the Trustee to provide for payment in accordance with such Order and Section and any regulations promulgated under such Section. All such payments pursuant to a Qualified Domestic Relations Orders shall be subject to reasonable rules and regulations promulgated by the Plan Administrator; provided that such rules and regulations are consistent with such Section 206(d)
                  (3) of the Act. If prior to a commencement of payment of an Employee's Retirement Benefit any amount attributable to his or her Retirement Benefit is allocated for, or paid to, an alternate payee or payees pursuant to a Qualified Domestic Relations Order, the amount of his or her Retirement Benefit shall be reduced by an amount equal to the Actuarial Equivalent of the amount so paid or allocated to an alternate payee or payees.

            (c) In addition, notwithstanding the provisions of Section 10.3(a), an Employee, former Employee, or spouse or beneficiary of an Employee or former Employee who is a participant in a health plan sponsored by Sauer-Sundstrand Company may elect to have a portion of his or her Retirement Benefit withheld and paid directly on his or her behalf to such plan or to Sauer-Sundstrand Company. Any such election shall be in writing on a form perscribed by the Plan Administrator, and shall at all times be revocable, on a prospective basis, by the filing of a written revocation with the Plan Administrator. The amount withheld pursuant to such an election shall not exceed the amount charged under the health plan for the coverage purchased by the person who made the election. The amount withheld pursuant to such an election shall be treated as a distribution for all purposes under the Plan, and all provisions of the Plan shall apply to such withheld amounts to the same extent as if such amounts were distributed in cash to the persons making the elections.

            10.4 Payment to Incompetent Persons. Every person receiving or claiming a benefit under the Plan shall be presumed to be mentally competent and of age until the Plan Administrator receives reliable, written notice that such person is incompentent or a minor. Payments otherwise due a minor shall be paid to any custodial parent of such minor. Payments otherwise due any other incompentent person shall be paid to the guardian, conservator, or other legal representative of such person. In the event that the Plan Administrator is unable to locate a parent, guardian, conservator, or other legal representative of an incompetent person who is otherwise entitled to payment under the Plan, such payment shall be made to the individual determined by the Plan Administrator to have assumed financial responsibility for the care of such person. Before the initial payment is made to an individual designated in this Paragraph Section 10.4, the minor or other legally incompetent person shall be notified of the Plan Administrator's intent to make such payment to that other individual. The Trustee shall make such payment only upon receipt of written instructions to such effect from the Plan Administrator. Any such payment made in accordance with the provisions of this
Section 10.4 shall be a complete discharge of liability therefor under the Plan and the Trust Agreement.

            10.5 Payment of Small Benefits. Notwithstanding anything to the contrary contained in the Plan, if, upon termination of employment or upon eligibility for benefits under the plan, the Actuarial Equivalent value of the entire benefit ever accrued by an Employee under the Plan is $3,500 or less, the Plan Administrator shall direct that the person entitled to receive such benefit shall receive, in lieu thereof, the Actuarial Equivalent value of such benefit in the form of a lump sum payment. No lump sum payment may be made under the preceding sentence after commencement of payment of a benefit to an Employee unless the Employee and his or her spouse, if any, (or where the Employee has died, such spouse), consent in writing to such lump sum payment.

            10.6 Application of Certain Plan Provisions. For purposes of the general administrative provisions and limitations of the Plan, a former Employee's spouse determined under Article IX shall be treated as any other person entitled to receive benefits under the Plan. Upon any termination of the Plan, any such spouse who has an interest under the Plan at the time of such termination, which does not cease by reason thereof, shall be deemed to be a retired Employee for all purposes of the Plan and Trust Agreement.

                                   ARTICLE XI

                          MAXIMUM RETIREMENT BENEFITS

            11.1 Maximum Benefit Limitations. Notwithstanding any other provisions of the Plan to the contrary but, subject to the provisions of this Article, in no event may an Employee's annual Retirement Benefit which is attributable to Employer contributions exceed the lesser of:

            (a) $90,000 (or such other limitation amount as may hereafter be set forth in Section 415 of the Code or as may be determined under Treasury regulations issued pursuant to Section 415(d) of the Code); or

            (b) one hundred percent (100%) of the Employee's average annual compensation over the three consecutive calendar years during which he or she had the greatest aggregate compensation from the Employer (in the case of an Employee whose employment with the Employer and all other Related Corporations has terminated, such amount shall be increased to reflect cost of living adjustments determined by Treasury regulations issued pursuant to Section 415 of the Code).

            If an Employee has fewer than ten Years of Service, the dollar limitation specified in Section 11.1(a) shall be reduced by multiplying such amount by a fraction, the numerator of which is the Employee's number of Years of Service (or part thereof) and the denominator of which is ten. If the Employee has fewer than ten years of service with the Company, the compensation limitation specified in Section 11.1(b) shall be reduced by multiplying such amount by a fraction, the numerator of which is the Employee's number of years of service (or part thereof) with the Company and the denominator of which is ten. Notwithstanding the foregoing, however, the limitations specified above shall in no case be reduced below one-tenth of the amount of such limitations as adjusted.

            The foregoing notwithstanding, the maximum Retirement Benefit payable to an Employee under this Section 11.1 shall be an amount which is equivalent to a retirement benefit paid in the form of a straight life annuity (with no ancillary benefits) under a plan to which a participant therein does not contribute and under which no rollover contributions are made.

            11.2 Exception to Application of Section 11. 1 Limitation. Notwithstanding the provisions of Section 11.1, a Retirement Benefit payable under the Plan shall not be deemed to exceed the limitation of this Article in a Plan Year if the total retirement benefit derived from Employer contributions payable with respect to the Employee under this Plan and all other defined benefit plans of the Employer does not exceed $10,000 for such Plan Year or for any prior Plan Year. The provisions of this Section 11.2 shall not apply with respect to any Employee if the Employer has at any time maintained a defined contribution plan in which the Employee participated.

            11.3 Treatment of Employee Contributions. Employee contributions will be treated as a separate defined contribution plan maintained by an Employer which is subject to the limitations on contributions and other additions described in Treasury Regulation Section 1.415-6.

            11.4 Cost of Living Adjustments. If the $90,000 amount contained in
Section 11.1(a) is increased pursuant to Treasury regulations issued under
Section 415(d) of the Code, such increase shall be effective as of January 1 of the calendar year for which such Treasury regulations were effective and shall apply with respect to Limitation Years ending with or within that calendar year.

            11.5 Adjustments to Maximum Benefit Limitation. For purposes of this
Article:

            (a) If a Retirement Benefit under the Plan is payable in any form other than a straight life annuity (with no ancillary benefits), the determination as to whether the limitation described in Section 11.1 has been satisfied shall be made in accordance with regulations prescribed by the Secretary of the Treasury, by adjusting such benefit so that it is the equivalent to the benefit described in the last paragraph of
                  Section 11.1. For purposes of
                  this Section 11.5(a), any ancillary benefit which is not directly related to Retirement Benefits shall not be taken into account and that portion of any joint and survivor pension which constitutes a qualified joint and survivor annuity under Section 417(b) of the Code shall not be taken into account.

            (b) If a Retirement Benefit under the Plan begins before age 62, the determination as to whether the $90,000 limitation set forth in Section 11.1(a), as adjusted, has been satisfied shall be made, in accordance with regulations prescribed by the Secretary of the Treasury, by reducing such Benefit so that it is equivalent to a $90,000 Retirement Benefit beginning at age 62.

            (c) If a Retirement Benefit under the Plan begins after the Employee's Social Security Retirement Age, the determination as to whether the $90,000 limitation set forth in Section 11.1(a), as adjusted, has been satisfied shall be made, in accordance with regulations prescribed by the Secretary of the Treasury, by increasing such limitation so that it is equivalent to a $90,000 annual benefit beginning at the Employee's Social Security Retirement Age.

            (d) If a Retirement Benefit under the Plan begins before the Employee's Social Security Retirement Age, but on or after age 62, the dollar limitation of Section 11.1(a), as adjusted, shall be determined as follows:

                  (i) If an Employee's Social Security Retirement Age is 65, the dollar limitation of benefits commencing on or after age 62 is determined by reducing the adjusted dollar limitation by 5/9 of one percent for each month by which benefits commence before the month in which the Employee attains age 65.


                  (ii) If an Employee's Social Security Retirement Age is greater than 65, the dollar limitation for benefits commencing on or after age 62 is determined by reducing the adjusted dollar limitation by 5/9 of one percent for each of the first 36 months and 5/12 of one percent for each of the additional months (up to 24 months) by which benefits commence before the month of the Employee's Social Security Retirement Age.



            (e)    (i)  For purposes of adjusting any benefit under Section
                        11.5(a), the interest rate assumption shall be the greater of five (5) percent or the rate specified in
                        Section 1.2 of the Plan.



                        (ii) For purposes of adjusting any benefit under
                        Section 11.5(b), the interest rate assumption shall be the greater of five (5) percent or the rate utilized in reducing the amount of an early Retirement Benefit payable to an Employee on account of commencement prior to such Employee's Normal Retirement Date under
                        Section 4.2 of the Plan.

                  (iii) For purposes of adjusting any Benefit under Section
                        11.5(c), the interest rate assumption shall be five (5) percent.

            11.6 Sum of Defined Benefit and Defined Contribution Plan Fractions. In the event that any Employee under this Plan is also a participant in a defined contribution plan or plans (as defined in Section 415 of the Code) maintained by the Employer, the sum of the defined benefit plan fraction (as defined in Code Section 415(e)(2)) and the defined contribution plan fraction (as defined in Code Section 415(e)(3)) for any Limitation Year with respect to such Employee shall not exceed one (1.0). If such sum exceeds one (1.0) and the annual additions (as defined in Code Section 415(c)(2)) for such Employee to such defined contribution plan or plans are not reduced to obtain compliance with Code Section 415(e), then the Employee's Retirement Benefits under this Plan shall be reduced to obtain such compliance.

            11.7 Miscellaneous.

            (a) The total annual benefit payable to an Employee under all qualified plans maintained by the Employer will not exceed the limits under Section 415 of the Code as set forth in Section 11.1.

            (b) For purposes of the limitations imposed by this Article, a defined benefit plan or defined contribution plan shall be treated as maintained by the Employer if the plan is maintained by any Related Corporation.

            11.8 Limitation Year Defined. For purposes of this Article, the term "Limitation Year" means the period to be used in determining the Plan's compliance with Section 415 of the Code and the regulations thereunder. The Plan Administrator shall take all necessary and appropriate action to ensure that the Limitation Year is the same period as the Plan Year.

            11.9 Compensation Defined. For purposes of this Article, "compensation" shall mean wages, salaries, fees for professional services actually rendered in the course of employment with the Employer, excluding, however, contributions made by the Employer to a plan of deferred compensation to the extent that, before the application of the limitations of Code Section 415 to such plan, the contributions are not includable in the gross income of the Employee for the taxable year in which contributed, contributions made by the Employer on his or her behalf to a simplified employee pension plan described in Section 408(k) of the Code, any distributions from a plan of deferred compensation (except amounts received pursuant to an unfunded non-qualified plan in the year such amounts are includable in the gross income of the Employee), amounts received from the exercise of a non-qualified stock option or when restricted stock or other property held by the Employee becomes freely transferable or is no longer subject to substantial risk of forfeiture, amounts received from the sale, exchange, or other disposition of stock acquired under a qualified stock option, and any other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the Employee).

            11.10 Adjustment for Retired Employees. In the event that the annual Retirement Benefit payable to a retired Employee absent the limitations of this Article would be greater than his or her annual Retirement Benefit after application of such limitations, the annual Retirement Benefit otherwise payable following his or her retirement shall be increased for each Limitation Year to reflect, as appropriate with respect to him, any increase in the limitation set forth in Section 11.1(a), which limitation shall be determined as described therein, or any increase in the limitation set forth in Section 11.1(b), which limitation shall be determined by multiplying the limitation applicable to him under Section 11.1(b) in the Limitation Year in which he or she retired by a fraction, the numerator of which is the maximum permissible dollar limitation for the Limitation Year in which the compensation limitation is being adjusted and the denominator of which is the maximum permissible dollar limitation for the Limitation Year in which he or she retired.

                                  ARTICLE XII

                                   FINANCING

            12.1 Trust Fund and Trustee. The Trust Fund is held and administered under the Sauer-Sundstrand Consolidated Retirement Trust for Employee Retirement Plans with State Street Bank and Trust Company, Boston, Massachusetts, as Trustee, subject to the additional provisions of Section 13.3. Subject to the provisions of Title IV of the Act, benefits under the Plan shall be only such as can be provided by the assets of the Trust Fund, and no liability for the payment of benefits under the Plan shall be imposed upon any Employer or any Related Corporation, or any of their officers, employees, directors or stockholders.

            12.2 Contributions by an Employer. So long as the Plan continues, contributions will be made by each Employer at such times and in such amounts as the Board of Directors of such Employer in its sole discretion shall from time to time determine, based on the advice of the Actuary and consistent with the funding policy for the Plan. Subject to the provisions of Section 12.5, all such contributions shall be delivered to the Trust for deposit in the Trust Fund. Employees shall make no contributions to the Plan. Unless paid by the Plan Administrator, all expenses incident to the operation and management of the Plan shall be paid out of the Trust Fund.

            12.3 No Reversion: Return of Contributions. The Trust Fund shall be for the exclusive benefit of Employees, retired and former Employees, and persons claiming under or through them. Under no circumstances or conditions whatsoever shall the Trust fund, or any portion of the principal or income thereof, ever be used for or diverted to any other purpose, or ever revert, be paid, or inure to the benefit, directly or indirectly, of an Employer or any other Related Corporation; provided, however, that, as more particularly set forth in the Trust

Agreement, in the event of the termination of the Plan, after satisfaction of all benefit liabilities of the Plan, such remaining portion of the Trust Fund, if any, shall revert to the Employer with respect to which it relates.

            The foregoing provisions of this Section 12.3 notwithstanding:

            (a) If any contribution under the Plan is conditioned on initial qualification of the Plan under Section 401(a) of the Code and if the Plan does not so qualify, the Trustee shall upon written request of the Employer that made the contribution, return to such Employer the amount of such contribution and any increment thereon within one calendar year after the date qualification of the Plan is denied;

            (b) If a contribution is conditioned upon the deductibility of the contribution under Section 404 of the Code, then, to the extent the deduction is disallowed, the Trustee shall, upon written request of the Employer that made the contribution, return the contribution (to the extent disallowed) and any increment thereon to such Employer within one year after the date the deduction is disallowed; and

            (c) If a contribution or any portion thereof is made by an Employer by a mistake of fact, the Trustee shall, upon written request of the Employer that made the contribution, return the contribution or such portion and any increment thereon to such Employer within one year after the date of payment to the Trustee.

            12.4 Forfeitures Not to Increase Benefits. Any forfeiture arising from the termination of employment or death of an Employee, or for any other reason, shall be used to reduce the contributions of such Employee's Employer to the Trust Fund, and shall not be applied to increase the benefits any Employee or any other person otherwise would receive under the Plan at any time prior to the termination of the Plan.

            12.5 Change of Funding Medium. The Plan Administrator shall have the right to change at any time the means through which benefits under the Plan shall be provided, including the substitution of a contract or contracts with an insurance company or companies, and may thereupon make suitable provision for the use of assets of the Trust to provide for the payment of benefits under such insurance contract or contracts. No such change shall constitute a termination of the Plan or result in the diversion to any Employer of any funds previously contributed in accordance with the Plan.

                                  ARTICLE XIII

                                 ADMINISTRATION

            13.1 Plan Administrator. Sauer-Sundstrand is the Plan Administrator and has sole responsibility for the administration of the Plan, including but not limited to the rights to interpret and construe the Plan, and to determine any disputes arising thereunder. The Plan Administrator shall have all powers necessary to administer the Plan in accordance with its terms. Not in limitation, but in amplification of the foregoing and of the authority conferred upon the Plan Administrator elsewhere in the Plan, the parties hereto specifically intend that the Plan Administrator have the greatest permissable discretion to construe the terms of the Plan and to determine all questions concerning eligibility, participation and benefits. Any such decision made by the Plan Administrator shall be binding on all Employees and beneficiaries, and is intended to be subject to the most deferential standard of judicial review. Such standard of review is not to be affected by any real or alleged conflict of interest on the part of the Plan Administrator. All payments of benefits under the Plan shall be made by the Trustee in accordance with the written direction of the Plan Administrator. The decision of the Plan Administrator upon all matters within the scope of its authority shall be final and binding. The Plan Administrator hereby designates to those named in Sections 13.2 through 13.5 certain rights and duties for the general administration of the Plan, and from time to time may further designate or change responsibilities under the Plan.

            13.2 Rights and Duties of the Board. The Board of Directors of Sauer-Sundstrand Company ('the Board'), shall

            (a) adopt the Plan and such amendments thereto as the Board has not delegated to the Committee under Section 13.4;

            (b)   appoint the Committee.

            The Board shall act through a majority of its members, either by vote at a meeting or in writing without a meeting.

            13.3 Rights and Duties of the Trustee. The Trustee shall have such rights and duties as are set forth in this Section 13.3.

            (a)   Hold Assets. The Trustee shall hold the assets of this Plan.

            (b) Trust Agreement. The Plan Administrator will enter into a Trust Agreement with one or more Trustees, and the Trustee will receive contributions made by the Employers pursuant to the Plan and will hold and distribute the same in accordance with the terms and provisions of the Trust Agreement(s). The Plan Administrator will determine the form and terms of such Trust Agreement and may modify such Trust Agreement from time to time to accomplish the purposes of this Plan.

            (c) Records. The Trustee will keep full books of account and will, at least once during each calendar year, submit to the Committee a report, which shall include a list of the investments comprising the trust fund at the end of the period covered by the report, showing the valuation placed on each item on such list by the Trustee at the end of such period and the total of such valuations, and shall include a statement of purchases, sales and any other investment changes and of income and disbursements since the last report. Copies of such reports shall be available for inspection at the principal office of the Employer and at such other places as the Committee shall specify.

            (d) Removal/Resignation of Trustee. The Board may remove the Trustee at any time upon the notice required by the terms of such Trust Agreement, and upon such removal, or upon the resignation of the Trustee, the Board will designate a successor Trustee.

            13.4 Rights and Duties of the Committee. The Sauer-Sundstrand Employee Benefit Committee ("the Committee") shall have such rights and duties as are set forth in this Section 13.4.

            (a) The Committee members shall be appointed by, and serve at the pleasure of, the Board. Vacancies will be filled in the same manner as original appointments.

            (b) The Committee will hold meetings upon such notice and at such place or places, and at such time or times, as it may from time to time determine. A majority of the members of the Committee at the time in office will constitute a quorum for the transaction of business.


                  The Committee may act at a meeting or in writing without a meeting. The Committee may adopt such regulations and rules as it deems desirable for the conduct of its affairs, which will be uniformly and consistently applied. All decisions of the Committee will be made by the vote of the majority, including actions in writing taken without a meeting.

                  No member of the Committee will have any right to vote or decide upon any matter relating solely to himself or solely to any of his or her rights or benefits under the Plan.

            (c) The Committee shall have the right to appoint, remove and replace a Trustee, Trustees, insurance company or companies, or any qualified institution or institutions to act as Funding agent with respect to the Plan.

            (d) The Committee shall set funding and investment policies for assets of the Plan.

            (e) The Committee shall appoint the Appeal Review Committee and the Plan Benefit Committee and have the right to appoint others or to employ individuals to assist in the administration of the Plan.

            (f) The Committee shall have final authority over construction and direction of the Plan. The Committee shall take such steps as are considered necessary and appropriate to remedy any inequity that results from incorrect information received or communicated in good faith or as the consequence of an administrative error. It shall endeavor to act, whether by general rules or by particular decisions, so as not to discriminate in favor of, or against, any person and so as to treat all persons in similar circumstances uniformly. The Committee shall correct any defect, reconcile any inconsistency, or supply any omission with respect to this Plan. All such corrections, reconciliations, interpretations and completions of Plan provisions shall be final and binding upon the parties.

            (g)   The Committee shall adopt all Plan amendments.

            13.5 Rights and Duties of the Plan Benefit Committee. The Plan Benefit Committee shall have such rights and duties as are set forth in this
Section 13.5.

            (a) The Plan Benefit Committee shall receive and reply to applications or claims for benefits filed with him by Employees or beneficiaries in accordance with Section 13.8 of the Plan.

            (b) The Plan Benefit Committee shall issue directions to the Trustee concerning all benefits which are to be paid pursuant to the provisions of the Plan.

            (c) The Plan Benefit Committee shall receive from Employers and Employees such information as is necessary for proper administration of the Plan.

            (d) The Plan Benefit Committee shall prepare and distribute, in such form as he or she determines appropriate, information explaining the Plan.

            (e) The Plan Benefit Committee shall furnish to the Company, upon request, such reports with respect to the Plan administration as are necessary or appropriate.

            13.6 Rights and Duties of the Appeal Review Committee. The Appeal Review Committee shall have such rights and duties as are stated in Section 13.9(b).

            13.7 Indemnification. Each member of the Board and the aforenamed Committees, and Employer officers, directors and employees associated with administration of the Plan, shall be indemnified by Sauer-Sundstrand against costs, expenses and liabilities (other than amounts paid in settlement to which the Plan Administrator does not consent) reasonably incurred by him or them in connection with any action to which he or she or they may be a party by reason of performance of designated duties except in relation to matters as to which he or she or they shall be adjudged in such performance to be personally guilty of gross negligence or willful misconduct. The foregoing right to indemnification shall be in addition to such other rights these individuals may enjoy as a matter of law or by reason of insurance coverage of any kind.

            13.8 Reliance Upon Others. The Board members, the Trustee, and the respective Committee members may rely upon the direction, information or actions of each other as being proper under the Plan, and are not required to inquire into the propriety of such direction, information or action. They may also rely upon all tables, valuations, certificates and reports made by an accountant, attorney, actuary, consultant or other person selected or approved by any one of them. Except as prohibited by ERISA, they will be indemnified in accordance with
Section 13.7 with respect to their reliance upon others as stated herein.

            13.9 Claims Procedures.

            (a) Application for Benefits. At least 60 days before intended commencement of a Plan benefit, each Employee and/or beneficiary believing himself eligible shall apply for such benefit by completing and filing with the Plan Benefit Committee an application for benefits on a form supplied by the Plan Benefit Committee. Before the date on which benefit payments commence, each such application must be supported by such information and data as the Plan Benefit Committee deems relevant and appropriate. Evidence of age, marital status (and, in the appropriate instances, health, death, or disability), and location of residence shall be required of all applicants for benefits.

            (b) Appeals of Denied Claims for Benefits. In the event that any claim for benefits is denied in whole or in part, the Employee or beneficiary whose claim has been so denied shall be notified of such denial in writing by the Plan Benefit Committee. The notice advising of the denial shall specify the reason or reasons for denial, make specific reference to pertinent Plan provisions, describe any additional material or information necessary for the claimant, perfect the claim (explaining why such material or information is needed), and shall advise the Employee or beneficiary, as the case may be, of the procedure for the appeal of such denial. All appeals shall be made by the following procedure:

                  (1) The Employee or beneficiary whose claim has been denied shall file with the Appeal Review Committee a notice of desire to appeal the denial. Such notice shall be filed within ninety (90) days from receipt of notification by the Plan Benefit Committee of claim denial, shall be made in writing, and shall set forth all of the facts upon which the appeal is based. Appeals not timely filed shall be barred.

                  (2) The Appeal Review Committee shall, within thirty (30) days of receipt of the Employee's or beneficiary's notice of appeal, establish a hearing date on which the Employee or beneficiary may make an oral presentation to the Appeal Review Committee or a Named Appeals Fiduciary in support of his or her appeal. The Employee or beneficiary shall be given not less than ten (10) days' notice of the date set for the hearing.

                  (3) The Appeal Review Committee or a Named Appeals Fiduciary shall consider the merits of the claimant's written and oral presentations, the merits of any facts or evidence in support of the denial of benefits, and such other facts and circumstances as the Appeal Review Committee or a Named Appeals Fiduciary shall deem relevant. If the claimant elects not to make an oral presentation, such election shall not be deemed adverse to his or her interest, and the Appeal Review Committee or a Named Appeals Fiduciary shall proceed as set forth below as though an oral presentation of the contents of the claimant's written presentation had been made.

                  (4) The Appeal Review Committee or a Named Appeals Fiduciary shall render a determination upon the appealed claim which determination shall be accompanied by a written statement as to the reasons therefor. The determination so rendered shall be binding upon all parties.

            (c) Appointment of a Named Appeals Fiduciary. A Named Appeals Fiduciary shall be the person or persons named as such by the Appeal Review Committee. The Named Appeals Fiduciary shall be a "Named Fiduciary" within the meaning of ERISA, and, unless appointed to other fiduciary responsibilities, shall have no authority, responsibility, or liability with respect to any matter other than the proper discharge of his or her appointed functions.

                                  ARTICLE XIV

                                 MISCELLANEOUS

            14.1 Plan Non-Contractual. Nothing herein contained shall be construed as a commitment or agreement on the part of any person to continue his or her employment with the Employer, and nothing herein contained shall be construed as a commitment on the part of the Employer to continue the employment or the rate of compensation of any such person for any period. All Employees shall remain subject to discharge, layoff, or disciplinary action to the same extent as if the Plan had never been put into effect.

            14.2 Claims of Other Persons. The provisions of the Plan shall in no event be construed as giving any Employee or any other person, firm or corporation, any legal or equitable right as against the Employer, its officers, employees or directors, or as against the Trustee, except any such rights as are specifically provided for in the Plan or are hereafter created in accordance with the terms and provisions of the Plan.

            14.3 No Guarantees. The benefits provided under the Plan shall be paid solely from the assets of the Trust Fund and neither the Plan Administrator, nor the Trustee shall have any obligation to pay any benefits hereunder, except for such benefits as may be satisfied out of such assets in accordance with the terms of the Plan. Except to the extent provided by ERISA, nothing contained in the Plan or in the Trust Agreement shall constitute a guaranty by the Plan Administrator or the Trustee, that the assets of the Trust Fund will be sufficient to pay any benefit to any person and neither the Plan Administrator, its officers, employees or directors, nor the Trustee, in any manner guarantees the Trust against loss or depreciation nor, to the extent permitted under the applicable law, shall any of them be liable for any act or failure to act not amounting to gross negligence or willful misconduct.

            14.4 Limitations on Liability. Notwithstanding any of the preceding provisions of the Plan, neither the Plan Administrator, the Trustee, nor any individual acting as an employee or agent of either of them shall be liable to any Employee, former Employee, Surviving Spouse or beneficiary for any claims, loss, liability or expense incurred in connection with the Plan, except when the same shall have been judicially determined to be due to the gross negligence or willful misconduct of the Plan Administrator, the Trustee or an individual acting as an employee or agent of any of them.

            14.5 Merger or Consolidation of Plan. Any merger or consolidation of the Plan with another plan, or any transfer of Plan assets or liabilities to any other plan, shall be effected in accordance with such regulations, if any, as may be issued pursuant to Section 208 of ERISA, in such a manner that each Employee in the Plan would receive, if the merged, consolidated or transferred plan were terminated immediately following such event, a benefit which is equal to or greater than the benefit he or she would have been entitled to receive if the Plan had terminated immediately before such event.

            14.6 Nonforfeitability of Benefits. Notwithstanding any other provisions of the Plan, an Employee's right to a normal Retirement Benefit under the Plan shall be nonforfeitable upon and after his or her attainment of Normal Retirement Age.

            14.7 Prudent Man Rule. Notwithstanding any other provision of this Plan and Trust Agreement, the Plan Administrator, and the Trustee, shall exercise their powers and discharge their duties under the Plan and the Trust Agreement for the exclusive purpose of providing benefits to Employees, former Employees, Surviving Spouses and beneficiaries, and shall act with the care, skill, prudence and diligence under the circumstances that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

            14.8 Duty to Furnish Information and Documents.

            (a) Every person with an interest in the Plan or claiming benefits under the Plan shall furnish the Plan Administrator and the Trustee with such documents, evidence, data, or information as the Plan Administrator or its designee considers necessary or desirable for the purpose of administerinq the Plan, and the benefit provisions of the Plan shall be applicable to such person upon the condition that such person will furnish promptly full, true and complete documents, evidence, data and information requested by the Plan Administrator. The Plan Administrator, in its sole discretion, may postpone payment of benefits until such information and such documents have been furnished.

            (b) Every person claiming a benefit under the Plan shall give written notice to the Plan Administrator of his or her or her post office address and each change of post office address. Any communication, statement or notice addressed to such person at his or her or her latest post office address, as filed with the Plan Administrator will, on deposit in the United States mail with postage prepaid, be binding upon such person for all purposes of the Plan. If a person fails to give notice of his or her or her correct address, the Plan Administrator and Plan fiduciaries shall not be obligated to search for, or to ascertain, his or her or her whereabouts. If the location of a person entitled to a benefit is not made known to the Plan Administrator within three (3) years after the date on which payment of such benefit would otherwise commence, payment may be made as though such person had died at the end of the three-year period. If, within one additional year after such three year period has elapsed, or, within three years after the actual death of such person, the Plan Administrator is unable to locate any individual who would receive a distribution under the Plan upon the death of an Employee, such benefit shall be deemed forfeited and shall be used to reduce the Employer's contributions to the Plan for the Plan Year next following the year in which the forfeiture occurs; provided, however, that in the event that a Surviving Spouse or a beneficiary makes a claim for any amount which has been forfeited, the amounts which have been forfeited shall be reinstated.

            14.9 Precedent. Except as otherwise specifically provided, no action taken in accordance with the Plan by the Plan Administrator or the Trustee shall be construed or relied upon as a precedent for similar action under similar circumstances.

            14.10 Litigation. In order to protect the Trust Fund against depletion as a result of litigation, costs incurred by the Trustee in defending any action arising out of or based on the Plan by an Employee, former Employee, Surviving Spouse or any person claiming any interest through an Employee, former Employee or Surviving Spouse shall be charged as far as possible directly against the benefit to which such Employee, former Employee, Surviving Spouse or other person is entitled, but only if the result of the action is adverse to such Employee, former Employee, Surviving Spouse or other person.

            14.11 Service of Process. The Director, Personnel and Information of Sauer-Sundstrand is hereby designated as agent for the service of legal process on the Plan.

            14.12 Trust Agreement. The Trust Agreement and the Trust Fund shall be deemed to be a part of the Plan, and the provisions of the Trust Agreement are hereby incorporated by reference into the Plan.

            14.13 Governing Law. The Plan and Trust shall be interpreted, administered and enforced in accordance with the Code and the Act, and the rights of Employees, former Employees, Surviving Spouses, beneficiaries and all other persons shall be determined in accordance therewith; provided however, that, to the extent that state law is applicable, the laws of the State of Iowa shall apply.

            14.14 Titles. Titles are provided in the Plan for convenience of reference only and are not to serve as a basis for interpretation or construction of the Plan.

            14.15 References. Unless the context clearly indicates to the contrary, a reference to a Plan or Trust provision, statute, regulation or document shall be construed as referring to any subsequently enacted, adopted or executed counterpart.

            14.16 Masculine to Include Feminine. Where used in this Plan, references to the masculine gender shall be deemed to include the feminine gender.

                                   ARTICLE XV

                    ADOPTION OF PLAN BY RELATED CORPORATIONS

             EXTENSION TO NON-COVERED UNITS: ORGANIZATIONAL CHANGES

            15.1 Adoption by Related Corporations. Any Related Corporation which is not an Employer hereunder, with the consent of the Board of Directors of Sauer-Sundstrand Company, may adopt the Plan and become an Employer by resolution of its Board of Directors, a certified copy of which shall be filed with the Plan Administrator. Such resolution shall specify the covered unit or units of the Employer to which the Plan is being extended by virtue of its adoption of the Plan, and shall specify the effective date of such adoption. Any Related Corporation which adopts the Plan shall make contributions to the Plan in accordance with the provisions of Section 12.2.


            15.2 Extension to Non-Covered Units. Sauer-Sundstrand, or any other Employer with its consent, may extend the Plan to cover any division or other segment of its business not theretofore covered by the Plan by resolution of its Board of Directors. Such resolution shall specify the effective date of the extension of coverage to such division or segment.


            15.3 Special Provision Regarding Eligibility and Benefits. In the event that it is necessary to accommodate the transition from benefit arrangements which were in effect for the benefit of the employees of a Related Corporation, or a division or other segment of business of a Related Corporation prior to the adoption of the Plan by such Related Corporation, or the extension of the Plan to a division or segment of business of a Related Corporation or of Sauer-Sundstrand, an Appendix setting forth special overriding provisions applicable to the adoption of the Plan by such Related Corporation or to the extension of the Plan to such a division or segment of business of a Related Corporation or of Sauer-Sundstrand may be added to the Plan. Each such Appendix shall for all purposes constitute a part of the Plan.

            15.4 Changes in Employer Organization. Once Plan coverage has been extended to a division or segment of business of an Employer or of Sauer-Sundstrand as specified in Sections 15.1 or 15.2, such division or segment of business shall remain covered under the Plan notwithstanding any subsequent changes in the organizational structure of the Employer or Sauer-Sundstrand.

                                  ARTICLE XVI

                             AMENDMENT AND DURATION

            16.1 Internal Revenue Code Qualification. Any modification or amendment of the Plan may be made as necessary to qualify or maintain the Plan as a qualified plan and trust meeting the requirements of Sections 401(a) and 501(a) of the Code, as now in effect or hereafter amended or adopted, and the regulations issued thereunder.

             16.2 Amendment and Termination. Sauer-Sundstrand reserves the right to amend the Plan, or to terminate the Plan at any time and from time to time by resolution of its Board of Directors, and all persons claiming any interest under the Plan shall be bound thereby; provided, however, that no amendment shall be adopted, the effect of which would

            (a) revest in the Employer any right, title or interest in or to any Trust Fund assets except as provided in Sections 12.3 and 16.8;

            (b) directly or indirectly, result in discrimination in favor of officers, shareholders or highly compensated employees;

            (c) cause any part of the assets of the Trust Fund to be used for any purpose other than the exclusive benefit of Employees, retired Employees, former Employees, Surviving Spouses or persons entitled to or receiving a benefit under or through them;

            (d) directly or indirectly affect, on the effective date of the amendment, the vesting of benefits pursuant to Articles V and VI of the Plan unless the conditions of Section 411(a)(l0) of the Code are satisfied; and

            (e) directly or indirectly divest the interest of any Employee, or any person entitled to receive a benefit of an Employee, in any amount that any of them would have received had the Employee's employment with the Employer and all Related Corporations terminated immediately prior to the effective date of such amendment.

            A complete discontinuance of contributions by the Employer shall automatically constitute a termination of the Plan.

            16.3 Termination. In the event of a complete discontinuance of contributions by the Employer hereunder, or other termination of the Plan with respect to the Employer, the benefit interests, as specified in this Section 16.3, of all Employees, retired Employees and former Employees of the Employer, or person or persons entitled to or receiving a benefit under or through them, shall be determined and distributed in accordance with the provisions of this
Section 16.3. As of the date of termination of the Plan, all assets remaining in the Trust Fund attributable to contributions of the Employer (as determined in accordance with the advice of the Actuary for the Plan), after provision has been made for expenses of administration and liquidation, shall be allocated by the Actuary, to the extent that they shall be sufficient, to such persons in the following manner and order of precedence (subject to the provisions of Section
16.4 through 16.11):


            (a)   First, in the case of benefits payable as an annuity

                  (i) in the case of the benefit of an Employee, Surviving Spouse or beneficiary which was in pay status as of the beginning of the 3-year period ending on the termination date of the Plan, to each such benefit, based on the provisions of the Plan (as in effect during the 5-year period ending on such date) under which such benefit would be the least; and

                  (ii) in the case of an Employee's or beneficiary's benefit (other than a benefit described in subpart (i) of this Section 16.3(a)) which would have been in pay status as of the beginning of such 3-year period if the Employee had retired prior to the beginning of the 3-year period and if payment of his or her benefit had commenced (in the normal form of annuity under the Plan) as of the beginning of such period, to each such benefit based on the provisions of the Plan (as in effect during the 5-year period ending on such date) under which such benefit would be the least.

                        For purposes of subpart (i) of this Section 16.3(a), the lowest benefit in pay status during a 3-year period shall be considered the benefit in pay status for such period.

            (b)   Second,

                  (i) to all other benefits, if any, of individuals under the Plan guaranteed under Title IV of the Act (determined without regard to Section 4022(b)(5) of the Act); and

                  (ii) to the additional benefits, if any, which would be determined under subpart (i) of this Section 16.3(b) if
                        Section 4022(b)(6) of the Act did not apply.

                  For purposes of this Section 16.3(b), Section 4021 of the Act shall be applied without regard to subsection (c) thereof.

            (c)   Third, to all nonforfeitable benefits under the Plan.

            (d)   Fourth, to all other benefits under the Plan.

            16.4 Adjustment of Allocations. The amount allocated under any section of Section 16.3 with respect to any benefit shall be properly adjusted for any allocation of assets with respect to that benefit under a prior Section of Section 16.3.

            16.5 Assets Insufficient for Allocation. If the assets available for allocation under any section of Section 16.3 (other than Section 16.3(c) and 16.3(d)) are insufficient to satisfy in full the benefits of all individuals which are described in that Section, the assets shall be allocated pro rata among such individuals on the basis of the present value (as of the termination date) of their respective benefits described in that Section.

            16.6 Assets Insufficient for Allocation Under Section 16.3(c). This
Section 16.6 applies if the assets available for allocation under Section 16.3(c) are not sufficient to satisfy in full the benefits of individuals described in that Section.

            (a) If this Section 16.6 applies, except as provided in Section 16.6(b), the assets shall be allocated to the benefits of individuals described in such Section 16.3(c) on the basis of the benefits of individuals which would have been described in
                  Section 16.3(c) under the Plan as in effect at the beginning of the 5-year period ending on the date of Plan termination.

             (b) If the assets available for allocation under Section 16.6(a) are sufficient to satisfy in full the benefits described in such Section (without regard to this Section 16.6(b)), then for purposes of Section 16.6(a), benefits of individuals described in Section 16.6(a) shall be determined on the basis of the Plan as amended by the most recent Plan amendment effective during such 5-year period under which the assets available for allocation are sufficient to satisfy in full the benefits of individuals described in Section 16.6(a) and any assets remaining to be allocated under Section 16.6(a) shall be allocated under Section 17.6(a) on the basis of the Plan as amended by the next succeeding Plan amendment effective during such period.

            16.7 Residual Assets. Any residual assets of the Plan shall be distributed to the Employer if

            (a) all liabilities of the Plan to Employees and their beneficiaries have been satisfied; and

            (b)   the distribution does not contravene any provision of law.

            16.8 Immediate Vesting Upon Termination or Discontinuance. Upon termination or partial termination of the Plan or discontinuance of contributions thereto by the Employer pursuant to Sections 16.1, through 16.7, the rights of all affected Employees and persons claiming a benefit under or through Employees to benefits accrued to the date of such termination, partial termination or discontinuance shall be fully vested and nonforfeitable; however, such benefits will be payable only out of the Trust Fund in accordance with Sections 16.3 through 16.6 or by the Pension Benefit Guaranty Corporation and no Employee or person claiming a benefit under or through an Employee shall have any recourse against Sauer-Sundstrand in the event the assets of the Trust Fund and the amounts paid by the Pension Benefit Guaranty Corporation shall not be sufficient to provide such benefits in full.

            16.9 Meanings of Terms. The terms used in Sections 16.3 through 16.8 shall have, where required, the same meaning as the same terms as used in
Section 4044 of the Act;

provided, however, that any term specifically defined in Article I of the Plan shall have the meaning as defined therein.

            16.10 Provisions to Prevent Discrimination in Case of Early Termination of Plan.

            (a) In the event of Plan termination, the following benefit limitations shall apply:

                  (i) The benefit of any highly compensated active or former Employee will be limited to a benefit that is nondiscriminatory under Section 401(a)(4) of the Internal Revenue Code.

                  (ii) Benefits distributed to any of the 25 most highly compensated active and former highly compensated Employees will be restricted such that the annual payments are no greater than an amount equal to the payment that would be made on behalf of the Employee under a single life annuity that is the Actuarial Equivalent of the sum of the Employee's accrued benefit and the Employee's other benefits under the Plan.

            (b) The limitation described in subsection 16.10(a) shall not apply if:

                  (i) After payment of the benefit to an Employee described in said subparagraph, the value of Plan assets equals or exceeds one hundred ten percent (110%) of the value of current liabilities, as defined in Section 412(l)(7) of the Internal Revenue Code, or

                  (ii) The value of the benefits for an Employee described in said subparagraph is less than one percent (1%) of the value of current liabilities.

            (c) For purposes of this Section 16.10, "benefit" includes loans in excess of the amount set forth in Section 72(p)(2)(A) of the Internal Revenue Code, any periodic income, any withdrawal values provided to a living Employee, and any death benefits not provided for by insurance on the Employee's life.

            (d) For purposes of this Section 16.10, the determination of whether an active or former Employee is "highly compensated" shall be made in accordance with Section 414(q) of the Internal Revenue Code and the regulations promulgated thereunder.

            16.11 Withdrawal of an Employer. Each Employer, other than Sauer-Sundstrand, shall have the right to withdraw from the Plan by action of its Board of Directors, and by filing written notice thereof with the Plan Administrator, in which event the Employer shall cease to be an Employer for purposes of the Plan. A complete discontinuance of contributions to the Plan by an Employer automatically shall constitute a withdrawal of such Employer from the Plan. Upon any withdrawal of an Employer, there shall be allocated and segregated for the benefit of such Employer's Employees, retired or former Employees, Surviving Spouses, or persons claiming under or through them, all assets remaining in the Trust Fund which are attributable to contributions of such Employer, as determined by the Plan Administrator in accordance with the advice of the Actuary for the Plan, such portion to be disposed of as follows:

            (a) If such withdrawal is for the purpose of establishing or merging with a separate plan which meets the requirements for qualification under applicable provisions of the Internal Revenue Code, the portion of the assets of the Plan so segregated shall be transferred to and become a part of the trust fund or other financing medium established in connection with the separate plan.

            (b) If such withdrawal is for any other purpose such withdrawal shall constitute a termination of the Plan with respect to the withdrawing Employer (but not with respect to the Plan Administrator or any other Employer which has not so withdrawn from the Plan), and the portion of the assets of the Plan so segregated shall be allocated in accordance with the advice of the Actuary, subject to provision for expenses of administration and liquidation, for the benefit of persons employed by the withdrawing Employer who have a benefit interest under the Plan and who, following such withdrawal, do not remain Employees within the meaning of the Plan, and for the benefit of former and retired Employees of the withdrawing Employer, Surviving Spouses and all persons claiming under or through them, in the manner, order and subject to the conditions specified in Sections 16.3 thru 16.10.

                                  ARTICLE XVII

                              TOP-HEAVY PROVISIONS


            17.1 Top-Heavy Status. The provisions of this Article shall not apply to the Plan with respect to any Plan Year for which the Plan is not Top-Heavy (provided that if the Plan becomes Top Heavy the provisions of Section 17.5(b) and 17.5(c) shall apply as set forth therein to periods of time before and after the period during which the Plan is Top Heavy). If the Plan is or becomes Top-Heavy in any Plan Year, the provisions of this Article XVII will supersede any conflicting provisions elsewhere in the Plan.


            17.2 Definitions. For purposes of this Article XVII, the following words and phrases shall have the meanings stated below unless a different meaning is plainly required by the context:

            (a) "Determination Date" means, with respect to any Plan Year: (i) the last day of the preceding Plan Year, or (ii) in the case of the first Plan Year of the Plan, the last day of such Plan Year.

            (b) "Key Employee" means an employee meeting the definition of "key employee" contained in Section 416(i)(l) of the Code and the Treasury Regulations interpreting said Section. For purposes of applying such definitions, "compensation" shall have the meaning set forth in Section 11.9.

            (c)   "Non-Key Employee" means any employee who is not a Key
                  Employee.


            (d) "Valuation Date" means with respect to a particular Determination Date, the most recent date for valuation of the Trust Fund occurring within a 12-month period ending on the applicable Determination Date and used for computing Plan costs for purposes of the minimum funding requirements of the Code.


            17.3 Determination of Top-Heavy Status.

            (a) The Plan will be "Top-Heavy" with respect to any Plan Year, if as of the Determination Date applicable to such Year, the ratio of the present value of accrued benefits under the Plan for Key Employees (determined as of the Valuation Date applicable to such Determination Date) to the present value of accrued benefits under the Plan for all Employees (determined as of such Valuation Date) exceeds 60 percent. For purposes of computing such ratio, and for all other purposes of applying and interpreting this Section 17.3, the provisions of Section 416 of the Code and all Treasury Regulations interpreting said Section shall be applied.


            (b) For purposes of determining whether the Plan is Top-Heavy, those qualified retirement plans maintained by the Employer which, under the applicable provisions of Section 416(g) of the Code and the Treasury Regulations interpreting said section, are required to be aggregated, shall be aggregated with the Plan. If elected by the Employer, such other qualified retirement plans maintained and formerly maintained by the Employer and each Related Corporation shall be aggregated to the extent permitted by Section 416(g) of the Code and the Treasury Regulations interpreting said section. In addition, for purposes of determining whether the Plan is Top-Heavy, the accrued benefits of an individual shall be disregarded if he or she has not performed any services for the Employer at any time during the five-year period preceding the Determination Date.



            17.4 Actuarial Assumption. For purposes of determining whether the Plan is Top-Heavy, the actuarial assumptions set forth in Section 1.2 shall be used.


            17.5 Vesting.

            (a) If the Plan becomes Top-Heavy, the vested interest of an Employee in the portion of his or her Retirement Benefit referred to in Section 17.5(b) shall be determined in accordance with the following schedule, notwithstanding the provisions of Sections 5.1 or 6.1 (if vesting under either of such sections would not be as fast as provided herein):

                  Years of                  Vested    Forfeitable
                  Service                 Percentage  Percentage
                  -------                 ----------  ----------
                  Less than 2 years            0%       100%
                  2 but less than 3           20%        80%
                  3 but less than 4           40%        60%
                  4 but less than 5           60%        40%
                  5 but less than 6           80%        20%
                  6 or more years            100%         0%

                  For purposes of this Section 17.5(a), Years of Service shall include all Years of Service required to be counted under
                  Section 411(a) of the Code, disregarding all Years of Service permitted to be disregarded under Section 411(a)(4) of the Code.

            (b) The vesting provisions of Section 17.5(a) shall apply to all Retirement Benefits which have accrued while the Plan is Top-Heavy and during the period of time before the Plan becomes Top-Heavy. These vesting provisions shall not apply to the Retirement Benefit of any Employee who does not have an Hour of Employment after the Plan becomes Top-Heavy.

            (c) If the Plan becomes Top-Heavy and subsequently ceases to be Top-Heavy, the vesting provisions of Section 17.5(a) shall automatically cease to apply, and the provisions set forth in
                  Section 5.1 (or if applicable, Section 6.1) of the Plan shall automatically apply, with respect to Retirement Benefits which accrue to an Employee for all Plan Years after the Plan Year with respect to which the Plan was last Top-Heavy. For purposes of this Section 17.5(c), this change in vesting provisions shall only be valid to the extent that the conditions of Section 16.2 of the Plan and Section 411(a)(l0) of the Code are satisfied.

            17.6 Minimum Benefit.

            (a) If the Plan shall be Top-Heavy, the accrued benefit under the Plan at any point in time for each Non-Key Employee described in Section 17.6(c) shall be equal to the actuarial value (based on the assumptions set forth in Section 17.4) of a single life annuity (with no ancillary benefits) payable over the life of the Non-Key Employee, commencing on his or her 65th birthday, equal to a percentage (as determined pursuant to the next sentence of this Section 17.6(a)) of such Employee's average compensation (as defined in Section 11.9) for the five consecutive Plan Years during which the Employee had the highest aggregate amount of such compensation from an Employer and all Related Corporations. Such percentage shall equal the lesser of


                  (i) two percent (2%) multiplied by such Employee's Years of Service (as computed pursuant to Section 17.6(b)), or


                  (ii)  twenty percent (20%).

                  The minimum benefit payable pursuant to this Section 17.6 will be determined without regard to any contributions for any Employee under the federal Social Security Act. Notwithstanding the provisions of Section 10.2, if the Retirement Benefit of a Non-Key employee does not commence until after his or her 65th birthday, or is suspended for any period after his or her 65th birthday pursuant to Section 10.2, the amount of the Retirement Benefit required under this Section upon the commencement or recommencement of Retirement Benefit payments to such Non-Key Employee after his or her 65th birthday shall be adjusted so that such payments are equal to the Actuarial Equivalent of the Retirement Benefit required by this Section at his or her 65th birthday minus the Actuarial Equivalent of any Retirement Benefit payments previously made to the Employee.

            (b) For purposes of this Section 17.6, Years of Service shall not include Plan Years when

                  (i) the Plan was not Top-Heavy for any Plan Year ending during such Year of Service, and

                  (ii) Years of Service completed in a Plan Year beginning before January 1, 1984.

            (c) Each Non-Key Employee who completes at least 1,000 hours of employment in a Plan Year (or equivalent service as defined in Department of Labor Regulation Section 2530-200b-3) shall accrue the minimum benefit described in Section 17.6(a) for such Year. A Non-Key Employee shall not fail to accrue such benefit merely because the Employee was not employed on a specific date or because he or she failed to earn a minimum amount of compensation for such Year.

            (d) For purposes of Section 17.6(a) compensation in Plan Years beginning before January 1, 1984 and compensation in Plan Years after the close of the last Plan Year in which the Plan is Top-Heavy shall be disregarded.


            17.7 Maximum Allocation. For purposes of determining whether the Plan would be Top-Heavy if "90%" were substituted for "60%" each place it appears in paragraphs (l)(A) and (2)(8) of Section 416(g) of the Code, as required by Section 416(h) of the Code, all of the preceding provisions of this
Article XVII shall be applicable except that the phrase "90 percent" shall be substituted for the phrase "60 percent" where it appears in Section 17.3(a). If, pursuant to the preceding sentence, it is determined that the Plan would be Top-Heavy if "90 percent" were so substituted for "60 percent", then for purposes of applying Sections 415(e) and 416(h) of the Code and Article XI of the Plan to the maximum benefit permitted for any Participant, 11.01 shall be substituted for "1.25" in each applicable place in paragraph (2)(B) and (3)(B) of Section 415(e) of the Code.

            17.8 Safe Harbor. If, in a Plan Year in which this Plan is Top-Heavy, a Non-Key Employee who is a participant in this Plan is also a participant in a Top-Heavy defined contribution plan maintained by the Employer or a Related Corporation, such Non-Key Employee shall be entitled to receive only the minimum benefit under Section 17.6 of this Plan for such Plan Year and shall not be entitled to receive any minimum allocation under such defined contribution plan for such Plan Year on account of its Top-Heavy status.

            17.9 Limits on Benefits to Key Employees. Subject to the exception provided below, if, for any Plan Year, this Plan is a Top-Heavy Plan, then the overall limitation imposed by Section 415(e) and 416(h) of the Code and Article XI of the Plan, in the case of a Key Employee who is a participant in both this Plan and a Top-Heavy defined contribution plan maintained by the Employer or any Related Corporation, shall be applied by substituting "1.0" for "1.25" in each applicable place in paragraphs (2)(B) and (3)(B) of Section 415(e) of the Code. The change in the Section 415(e) limitation specified in the preceding sentence shall not be applicable to an Employee for a Plan Year in which this Plan is a Top-Heavy Plan if

            (a) the sum of the present values of the accrued benefits and account balances of all participants in all defined benefit plans and defined contribution plans maintained by the Employer or any Related Corporation who are Key Employees does not exceed 90% of the sum of the present values of the accrued benefits and account balances of all participants in all defined benefit plans and defined contribution plans maintained by the Employer or any Related Corporation, and


            (b) the minimum benefit percentage in Section 17.6 is increased to 3 percent.


Executed this 17th day of December, 1991.

                                  SAUER-SUNDSTRAND


                                  By: /s/ [Illegible]
                                     -------------------------------------
                                     Title: Vice President, Administration

                         APPENDIX A TO SAUER-SUNDSTRAND
                           EMPLOYEES' RETIREMENT PLAN

      This Appendix A to the Sauer-Sundstrand Employees' Retirement Plan is applicable only to Employees who have been credited under this Plan with Years of Service earned under the Sundstrand Corporation Retirement Plan, the Sundstrand Corporation Freeport-Hydro-Transmission Employees' Retirement Plan, or the Sundstrand Corporation Mobile Controls Division Employees' Retirement Plan prior to February 1, 1987. (Such Employees are hereinafter referred to as "Former Sundstrand Employees.")

      With respect to the Former Sundstrand Employees, the provisions of the Plan shall apply with the following modifications:

      1. For purposes of this Appendix, the following words and phrases shall have the meanings indicated:

      (a) "The "Frozen Part B Benefit" of any Former Sundstrand Employee shall be the monthly amount of such Employee's Part B Normal Retirement Benefit under the Plan, the Sundstrand-Sauer Freeport, Illinois, Employees' Retirement Plan or the Sundstrand-Sauer Minneapolis, Minnesota Employees' Retirement Plan, as amended prior to January 1,1991, calculated as of December 31, 1988. The amount of the Frozen Part B Benefit for each Former Sundstrand Employee is set forth in Appendix C to this Plan.


      (b) The "Part A Benefit" of any Former Sundstrand Employee shall be the amount of such Employee's Normal Retirement Benefit as determined under Article III of the Plan, less such Employee's Frozen Part B Benefit.


      2. Payment of a monthly Normal Retirement Benefit to a Former Sundstrand Employee shall be paid according to the terms of the Plan, provided additionally that the Former Sundstrand Employee may elect the same or separate commencement dates for each of his Part A and Frozen Part B Benefits, and further may elect the same or different optional methods of payment for each such Part, subject to the provisions of Article VII of the Plan.

      3. The monthly amount of an Early Retirement Benefit for each Former Sundstrand Employee shall, notwithstanding Section 4.2 of the Plan, be an amount equal to:

      (a) for a Part A Benefit, the monthly Normal Retirement Benefit based upon the Employee's Years of Participation at the time of his early retirement, provided that such amount shall be reduced by .5 percent for each month by which the Employee is less than 65 years of age at the time early Retirement Benefit payments commence, and

      (b) for a Frozen Part B Benefit, the monthly Normal Retirement Benefit based upon the Employee's Years of Participation at the time of his early retirement, reduced by the percentage from the following table which corresponds to such Employee's age at the time his early Retirement Benefit payments commence:

            Age at Benefit                Percentage
            Commencement Date             Reduction*
            -----------------             ----------
                   55                         42
                   56                         33
                   57                         25
                   58                         18
                   59                         12
                   60                          7
                   61                          3
               62 and over                     0

      *Percentage shall be adjusted for intervening ages determined to the nearest whole month.

      4. A monthly Early Retirement Benefit for a Former Sundstrand Employee shall be payable according to the terms of Section 4.3, except that in the case of a Frozen Part B Early Retirement Benefit recipient, Section 4.3 shall be modified by substituting "age 62" for "age 65" wherever it appears in such Section.

      5. The monthly amount of a "Rule of 50" Retirement Benefit for each Former Sundstrand Employee shall, notwithstanding Section 6.2 of the Plan, be an amount equal to:

      (a) for a Part A Benefit, a monthly Normal Retirement Benefit based upon the Employee's Years of Participation at the time of his termination of employment multiplied by his "Applicable Percentage"; provided that if such "Rule of 50" Retirement Benefit commences prior to the Employee's attainment of age 65 such amount shall be reduced by .5 percent for each month by which the Employee is less than 65 years of age at the time his "Rule of 50" Retirement Benefit payments commence.

      (b) for a Frozen Part B Benefit, a monthly Normal Retirement Benefit based upon the Employee's Years of Participation at the time of his termination of employment with all Employers multiplied by his "Applicable Percentage"; provided that if such "Rule of 50" Retirement Benefit commences prior to the Employee's attainment of age 62 such amount shall be reduced by the percentage from the following table which corresponds to such Employee's age at the time his "Rule of 50" Retirement Benefit payments commence:

            Age at Benefit                Percentage
            Commencement Date             Reduction*
            -----------------             ----------
                  55                         42
                  56                         33
                  57                         25
                  58                         18
                  59                         12
                  60                          7
                  61                          3
                  62 and over                 0

      *Percentage shall be adjusted for intervening ages determined to the nearest whole month.

      6. A monthly "Rule of 50" Retirement Benefit for a Former Sundstrand Employee shall be payable according to the terms of Section 6.3, except that in the case of a Frozen Part B Early Retirement Benefit recipient, Section 6.3 shall be modified by substituting "age 62" for "age 65" wherever it appears in such Section.

      7. Section 7.1 of the Plan shall be applied with respect to a Former Sundstrand Employee according to the terms of such Section, but as modified by replacing the description of "Option A" in such Section with the following:

            Option A for Part A benefit recipient. A reduced monthly Retirement Benefit payable to such retired Employee for life, with the continuance of monthly payments equal to 50 percent of such reduced amount after his death to his Surviving Spouse during the lifetime of such Surviving Spouse;

      The monthly payments to be made to a retired Employee under this Option A as applicable to a Part A benefit recipient shall be an amount equal to the monthly Retirement Benefit otherwise payable to the retired Employee reduced by whichever of the following is applicable:

      (a) if the age of the retired Employee and his spouse are the same, or if such spouse's birth date is within five years of the birth of the Employee, ten percent;

      (b) if the age of the retired Employee is more than five years less than the age of his spouse, ten percent less .5 of one percent for each full year by which Surviving Spouse's birth date is more than five years prior to the birth date of the retired Employee (the total reduction to be not less than 0 percent); or

      (c) if the age of the retired Employee is more than five years greater than the age of his spouse, ten percent plus .5 of one percent for each full year by which the Surviving Spouse's birth date is more than five years after the birth date of the retired Employee (provided that the total reduction shall not cause the Retirement Benefit to be less than the Retirement Benefit the Employee and his spouse would have received if he had elected Option D).

      The monthly payment to be made to such retired Employee's Surviving Spouse under Option A shall be an amount equal to 50 percent of the monthly payment made under Option A to the retired Employee.

      Option A for Frozen Part B benefit recipient. A reduced monthly Retirement Benefit payable to such retired Employee for life, with the continuance of monthly payments equal to 60 percent of such reduced amount after his death to his Surviving Spouse during the lifetime of such Surviving Spouse;

      The monthly payments to be made to a retired Employee under this Option A applicable to a Frozen Part B benefit recipient shall be an amount equal to the monthly Retirement Benefit otherwise payable to the retired Employee reduced by whichever of the following is applicable:

      (a) if the age of the retired Employee is the same as, less than or not more than five years greater than that of his spouse, five percent;

      (b) if the age of the retired Employee is more than five years greater than the age of his spouse, five percent plus .5 percent for each full year by which the Surviving Spouse's birth date is more than five years after the birth date of the retired Employee (provided that the total reduction shall not cause the Retirement Benefit to be less than the Retirement Benefit the

            Employee and his Spouse would have received if he had elected Option
            D).

            The monthly payment to be made to such retired Employee's Surviving Spouse under Option A shall be an amount equal to 60 percent of the monthly payment made under Option A to the retired Employee.

      8. The amount of the survivor benefit payable pursuant to Section 9.2 of the Plan with respect to the Surviving Spouse of a deceased Former Sundstrand Employee shall not be less than:

            (a) If the deceased Former Sundstrand Employee at the time of death met the requirements for a Retirement Benefit under Sections 3.1 or 4.1 or met the requirements for a Retirement Benefit under either Section 5.1 or 6.1 and had attained at least age 45, the minimum monthly amount of the Survivor Benefit payable to his Surviving Spouse shall be equal to the greater of:

                  (i) One-half of the Former Sundstrand Employee's Frozen Part B Benefit determined in accordance with Parts 2 and 3 of this Appendix; provided, that if the Surviving Spouse's birth date is more than five years after the birth date of the deceased Employee, such amount shall be reduced by a fraction, the numerator of which is the actuarial lump sum factor under Section 1.2 determined as if the Surviving Spouse's birth date was exactly five years after the birth date of the deceased Employee, and the denominator of which is the actuarial lump sum factor under Section 1.2 applicable to such Surviving Spouse based upon such Surviving Spouse's age as of the date of death of the Employee; and

                  (ii) the amount which would be payable to the Surviving Spouse with respect to the Former Sundstrand Employee's Frozen Part B Benefit as a survivor annuity pursuant to the terms of a qualified joint and survivor annuity described as Option D of Section 7.1 if the Employee had retired pursuant to such qualified joint and survivor annuity on the day before the date of such Employee's death.

            (b) If a deceased Employee at the time of death met the requirements for a Retirement Benefit under Section 5.1 but had not attained age 45 or met the requirements for a Retirement Benefit under Section 6.1 but had not attained age 45, and did not meet the requirements for any other Retirement Benefit, the minimum monthly amount of the Survivor Benefit payable to such Employee's

                  Surviving Spouse shall be equal to the greater of the amounts determined under the following paragraphs (i) and (ii) at the time such Surviving Spouse elects to have such Survivor Benefit payments commence:

                  (i) One-half of the Former Sundstrand Employee's Frozen Part B Benefit determined in accordance with Parts 2 and 3 of this Appendix; provided that if the Employee at the time of death met the requirements for a "Rule of 50" Retirement Benefit only such amount shall be multiplied by the Employee's applicable percentage as determined under Section 6.2; provided, further, that if the Surviving Spouse's birth date is more than five years after the birth date of the deceased Employee, such amount shall be reduced by a fraction, the numerator of which is the actuarial lump sum factor under Section 1.2 determined as if the Surviving Spouse's birth date was exactly five years after the birth date of the deceased Employee, and the denominator of which is the actuarial lump sum factor under Section 1.2 applicable to such Surviving Spouse based upon such Surviving Spouse's age as of the date of death of the Employee; and provided further, that such amount shall be reduced to its Actuarial Equivalent value to account for commencement of benefit payments prior to the time the deceased Employee had he survived would have attained age 65; and

                  (ii) The amount which would be payable to the Surviving Spouse under the Former Sundstrand Employee's Frozen Part B Benefit as a survivor annuity pursuant to the terms of a qualified joint and survivor annuity described as Option D of Section 7.1 if the Employee had retired and commenced receiving a Retirement Benefit pursuant to such qualified joint and survivor annuity on the day before the date Survivor Benefit payments commence.

                         APPENDIX B TO SAUER-SUNDSTRAND
                           EMPLOYEES' RETIREMENT PLAN

      This Appendix B to the Sauer-Sundstrand Employees' Retirement Plan is applicable only to Employees who (a) were actively employed on December 15, 1990, in Sauer-Sundstrand's Ames, Freeport, or LaSalle locations; (b) were born on or before December 31, 1930; and (c) elected on or before January 25, 1991, to participate in Sauer-Sundstrand's 1990 Early Retirement Program. (Such Employees are hereinafter referred to as "1990 Early Retirees.")

      With respect to 1990 Early Retirees, the provisions of the Plan, as modified by all other applicable appendices, shall apply with the following additional modifications:

      1. The monthly amount of a Normal Retirement Benefit for each 1990 Early Retiree shall be an amount equal to the monthly amount determined under Section
3.2 of the Plan as modified by any other applicable appendices, except that:

      (a) For purposes of calculating the Normal Retirement Benefit of a 1990 Early Retiree, there shall be taken into account such Retiree's Years of Participation determined under the Plan without regard to this Appendix B, plus three additional Years of Participation; provided, however, that in no case shall the total Years of Participation taken into account for any 1990 Early Retiree exceed 30; and

      (b) There shall be added to each 1990 Early Retiree's Normal Retirement Benefit, calculated after application of the foregoing paragraph
            (a), a monthly amount which, when expressed as a straight life annuity over the life of such 1990 Early Retiree, is the Actuarial Equivalent of a lump sum payment of $10,000 payable upon the retirement of such Retiree.

      2. All of a 1990 Early Retiree's Normal Retirement Benefit (except any portion of such Benefit accrued with respect to employment on or after February 1, 1991) shall be considered as part of such 1990 Early Retiree's Frozen December 31, 1990, Benefit.

      3. The portion of a 1990 Early Retiree's Normal Retirement Benefit described in Part 1(b) of this Appendix B (the $10,000 lump-sum equivalent) shall be payable, at the election of such Retiree and satisfaction of all applicable spousal consent requirements, as a lump sum of $10,000 upon retirement, under Option I of Section 7.1 of the Plan, regardless of whether the remainder of such Retiree's benefits under the Plan are payable as a lump sum. If such Retiree does not elect (and, where applicable, obtain the necessary spousal consent) to receive such portion of his or her Normal Retirement Benefit as a lump sum, such portion shall be payable in the same form as the remainder of such Retiree's Part A Benefit under the Plan and Appendix A.

      4. All terms of the Plan and any other applicable appendices, other than
Section 1.14 (Definition of "Frozen December 31, 1990, Benefit"), Article III (Normal Retirement), and Section 7.1 (Available Forms), shall apply to each 1990 Early Retiree as set forth in the Plan. All cross-references in the Plan and any other applicable appendices to Section 1.14, Article III and Section 7.1 with respect to any 1990 Early Retiree shall be applied as though such Sections and Article were modified as described in Parts 1, 2 and 3 of this Appendix.

                              AMENDMENT NUMBER ONE

                   TO THE JANUARY 1, 1991, RESTATEMENT OF THE

                   SAUER-SUNDSTRAND EMPLOYEES' RETIREMENT PLAN

      Pursuant to Section 16.2 of the Plan, Sauer-Sundstrand Company hereby amends the Plan by substituting the attached page iv for the version of that page currently in effect and by adding the attached new pages 88 and 89.

      This Amendment describes Sauer-Sundstrand Company's 1993 Early Retirement Program. The changes made by this Amendment shall be effective as of December 21, 1992.

      IN WITNESS WHEREOF, Sauer-Sundstrand Company has authorized the execution on its behalf of this Amendment Number One this 8th day of February, 1993.

                                     By: /s/ Gregory [ILLEGIBLE]
                                         ----------------------------------
                                     Title:  Vice President, Administration
                                             ------------------------------

                         APPENDIX C TO SAUER-SUNDSTRAND
                           EMPLOYEES' RETIREMENT PLAN

      This Appendix C to the Sauer-Sundstrand Employees' Retirement Plan is applicable only to Employees who (a) were actively employed on December 21, 1992, in Sauer-Sundstrand's Ames, Minneapolis, Freeport, or LaSalle locations;
(b) will have reached their 55th birthday and have five or more Years of Service on or before December 31, 1992; (c) elect on or before February 8, 1993, to participate in Sauer-Sundstrand's 1993 Early Retirement Program; (d) leave Sauer-Sundstrand's employ on February 26, 1993; and (e) elect to begin receiving their retirement benefits on March 1, 1993. (Such Employees are hereinafter referred to as "1993 Early Retirees.")

      With respect to 1993 Early Retirees, the provisions of the Plan, as modified by all other applicable appendices, shall apply with the following additional modifications:

      1. Each 1993 Early Retiree may elect between the following two benefit improvements:

            (a) Solely for purposes of computing the reduction appropriate to reflect the commencement of benefits prior to the Retiree's Normal Retirement Date, an additional three years shall be added to the Retiree's actual age; or

            (b) The Retiree shall receive an additional benefit of $25,000, payable as provided in paragraph 2 of this Appendix.

      2. If a 1993 Early Retiree elects to receive the additional $25,000 benefit, as provided in subparagraph 1(b) of this Appendix, that benefit shall be paid as follows:

            (a) If the Retiree is unmarried on March 1,1993, the benefit shall be paid to the Retiree in the form of an Ordinary Life Annuity that is the Actuarial Equivalent of an immediate $25,000 single-sum payment; provided, however, that such Retiree may instead elect to receive such benefit either in the form of an immediate single-sum payment or in the form in which the remainder of his or her retirement benefit is to be paid.

            (b) If the Retiree is married on March 1, 1993, the benefit shall be paid to the Retiree and his or her spouse in the form of a Qualified Joint and Survivor Annuity (as described under Option D of Section 7.1) that is the Actuarial Equivalent of an immediate $25,000 single-sum payment; provided, however, that such Retiree may instead elect (with spousal consent) to receive such benefit either in the form of an immediate single-sum payment or in the form in which the remainder of his or her retirement benefit is to be paid.


      3. The following rules shall apply to any 1993 Early Retiree having Years of Participation under both this Plan and the Factory Pension Plan of Sauer-Sundstrand (LaSalle) and International Union, United Automobile, Aerospace and Agricultural Implement Workers of America, and its Local Union No. 285 (the "Factory Plan"). (Such Retirees are hereinafter referred to as "Dual Service Retirees.")

            (a) If a Dual Service Retiree elects to have three years added to his or her actual age, as provided in subparagraph 1(a) of this Appendix, any increased benefits resulting from that election shall be paid under this Plan to the extent of the Retiree's Years of Participation under this Plan, and under the Factory Plan to the extent of the Retiree's Years of Participation under the Factory Plan.

            (b) If a Dual Service Retiree elects to receive the additional $25,000 benefit, as provided in subparagraph 1(b) of this Appendix, that benefit (regardless of the form of payment elected) shall be paid under this Plan.

                              AMENDMENT NUMBER TWO

                   TO THE JANUARY 1, 1991, RESTATEMENT OF THE

                   SAUER-SUNDSTRAND EMPLOYEES' RETIREMENT PLAN

      Pursuant to Section 16.2 of the Plan, Sauer-Sundstrand Company hereby amends the Plan by substituting the attached page 88 for the version of that page currently in effect.

      This Amendment extends by two weeks the deadline for an Ames office employee's election to participate in Sauer-Sundstrand Company's 1993 Early Retirement Program. The changes made by this Amendment shall be effective as of February 8, 1993.

      IN WITNESS WHEREOF, Sauer-Sundstrand Company has authorized the execution on its behalf of this Amendment Number Two this 8th day of February, 1993.


                                     By: /s/ Gregory [ILLEGIBLE]
                                         ----------------------------------
                                     Title:  Vice President, Administration
                                             ------------------------------

                         APPENDIX C TO SAUER-SUNDSTRAND
                           EMPLOYEES' RETIREMENT PLAN


      This Appendix C to the Sauer-Sundstrand Employees' Retirement Plan is applicable only to Employees who (a) were actively employed on December 21, 1992, in Sauer-Sundstrand's Ames, Minneapolis, Freeport, or LaSalle locations;
(b) will have reached their 55th birthday and have five or more Years of Service on or before December 31, 1992; (c) elect on or before February 8, 1993 (February 22, 1993, in the case of Employees at the Ames office location), to participate in Sauer-Sundstrand's 1993 Early Retirement Program; (d) leave Sauer-Sundstrand's employ on February 26, 1993; and (e) elect to begin receiving their retirement benefits on March 1, 1993. (Such Employees are hereinafter referred to as "1993 Early Retirees.")


      With respect to 1993 Early Retirees, the provisions of the Plan, as modified by all other applicable appendices, shall apply with the following additional modifications:

      1. Each 1993 Early Retiree may elect between the following two benefit improvements:

            (a) Solely for purposes of computing the reduction appropriate to reflect the commencement of benefits prior to the Retiree's Normal Retirement Date, an additional three years shall be added to the Retiree's actual age; or

            (b) The Retiree shall receive an additional benefit of $25,000, payable as provided in paragraph 2 of this Appendix.

      2. If a 1993 Early Retiree elects to receive the additional $25,000 benefit, as provided in subparagraph 1(b) of this Appendix, that benefit shall be paid as follows:

            (a) If the Retiree is unmarried on March 1, 1993, the benefit shall be paid to the Retiree in the form of an Ordinary Life Annuity that is the Actuarial Equivalent of an immediate $25,000 single-sum payment; provided, however, that such Retiree may instead elect to receive such benefit either in the form of an immediate single-sum payment or in the form in which the remainder of his or her retirement benefit is to be paid.

                             AMENDMENT NUMBER THREE

                   TO THE JANUARY 1, 1991, RESTATEMENT OF THE

                   SAUER-SUNDSTRAND EMPLOYEES' RETIREMENT PLAN

      Pursuant to Section 16.2 of the Plan, Sauer-Sundstrand Company hereby amends the Plan by substituting the attached page ii for the version of that page currently in effect and by adding the attached new page 46A.

      This Amendment adds the "direct rollover" provisions required by Section 401(a) (31) of the Internal Revenue Code. These provisions shall apply to distributions made on or after January 1, 1993.

      IN WITNESS WHEREOF, Sauer-Sundstrand Company has authorized the execution on its behalf of this Amendment Number Three this 21st day of July, 1993.


                                     By: /s/ Gregory [ILLEGIBLE]
                                         ----------------------------------
                                     Title:  Vice President, Administration
                                             ------------------------------

                              AMENDMENT NUMBER FOUR

                   TO THE JANUARY 1, 1991, RESTATEMENT OF THE

                   SAUER-SUNDSTRAND EMPLOYEES' RETIREMENT PLAN

      Pursuant to Section 16.2 of the Sauer-Sundstrand Employees' Retirement Plan (the "Plan"), Sauer-Sundstrand Company hereby amends the Plan by substituting the attached revisions of pages 4, 5, 18 and 51 for the versions of those pages currently in effect, and by adding the attached new pages 5A, 5B, 18A, 18B and 51A.

      This Amendment brings the Plan into compliance with the version of Internal Revenue Code Section 401(a)(17) in effect after the Omnibus Budget Reconciliation Act of 1993. The changes made by this Amendment shall be effective as of January 1, 1994.

      IN WITNESS WHEREOF, Sauer-Sundstrand Company has authorized the execution on its behalf of this Amendment Number Four this 1st day of November, 1994.


                                     By: /s/ Gregory [ILLEGIBLE]
                                         ----------------------------------
                                     Title:  Vice President, Administration
                                             ------------------------------

            1.4 "Average Annual Earnings" shall have the following meanings:

            (a) in the case of an Employee who has five or more Years of Participation, the greater of (A) $9,000 or (B) one-fifth of such Employee's Considered Compensation for the highest-paid 60 consecutive calendar months of his or her employment following said date, or

            (b) in the case of such Employee who has less than 60 consecutive calendar months of employment, the average of his or her monthly Considered Compensation, provided that if he or she has any Years of Service credited to him under Section 2.1(a) for any periods of employment, then all such periods of employment shall be combined in order to determine the said highest-paid 60 consecutive calendar months.

            1.5 The "Code" means the Internal Revenue Code of 1986, as amended from time to time. Reference to a section of the Code shall include such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

            1.6 "Considered Compensation" means, for any period, the compensation paid to an Employee for services rendered in the employment of the Employer or a Related Corporation during such period, including sales commissions to the extent provided in rules of uniform application adopted by the Employer, but excluding overtime compensation, bonuses, incentive awards and similar types of discretionary payments. If an Employee receives no compensation (or reduced compensation) for any period because he or she is disabled or on an approved leave of absence or temporary absence from active service, there shall be treated as compensation received by him during such period of absence an amount equal to the compensation he or she would have received had he or she not been disabled or absent, such amount to be determined by the Employer upon the basis of the Employee's salary or wage rate in effect immediately prior to such disability or absence.

            (a) For Plan Years beginning after December 31,1988, but before December 31, 1993, an Employee's annual Considered Compensation shall be limited to the "TRA '86 Annual Compensation Limit" for each calendar year. The "TRA '86 Annual Compensation Limit" for each such year is as follows:

                                                        TRA '86 Annual
                               Calendar Year           Compensation Limit
                               -------------           ------------------
                                 1989                     $200,000
                                 1990                     $209,200
                                 1991                     $222,220
                                 1992                     $228,860
                                 1993                     $235,840

                  If compensation earned during any prior Plan Year is taken into account in determining an Employee's benefits accruing in a Plan Year beginning after December 31, 1988, but before December 31, 1993, the Employee's Considered Compensation for that prior Plan Year shall be subject to the TRA '86 Annual Compensation Limit in effect for the later Plan Year (i.e., the Plan Year in which benefits are accrued).

            (b) For Plan Years beginning after December 31, 1993, an Employee's annual Considered Compensation shall be limited to the "OBRA '93 Annual Compensation Limit" for each calendar year. The "OBRA '93 Annual Compensation Limit" is $150,000, as adjusted by the Commissioner of the Internal Revenue Service for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year shall apply to any Plan Year beginning in such calendar year. If compensation earned during any Plan Year beginning before December 31, 1993, is taken into account in determining an Employee's benefits accruing in a Plan Year beginning after December 31, 1993, the Employee's Considered Compensation for that prior Plan Year shall be subject to the OBRA '93 Annual Compensation Limit in effect for that prior Plan Year. For this purpose, the OBRA '93 Annual Compensation Limit for any Plan Year beginning before December 31, 1993, is $150,000, unadjusted for any subsequent increases in the cost of living.

            (c) In determining the Considered Compensation of an Employee for purposes of either the TRA '86 Annual Compensation Limit or the OBRA '93 Annual Compensation Limit, the rules of Section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the Employee and any lineal descendants of the Employee who have not attained age 19 before the close of the Plan Year. If, as a result of the application of such rules, either such limitation is exceeded, then (except for purposes of determining the Employee's Covered Compensation) the limitation shall be prorated among the affected individuals in proportion to each such individual's Considered Compensation as determined under this Section before the application of the limitation.

            1.6A "Covered Compensation" of an Employee shall mean the average (without indexing) of the taxable wage bases in effect for each calendar year during the 35-year period ending with the last day of the calendar year in which the Employee attains (or will attain) Social Security Retirement Age. No increase in Covered Compensation shall decrease an Employee's accrued benefit under the Plan. In determining an Employee's Covered Compensation for a Plan


                                       5A

Year, the taxable wage base in effect for the current Plan Year and any subsequent Plan Year will be assumed to be the same as the taxable wage base in effect as of the beginning of the Plan Year for which the determination is being made. An Employee's Covered Compensation for a Plan Year before the 35-year period ending with the last day of the calendar year in which the Employee attains Social Security Retirement Age is the taxable wage base in effect as of the beginning of the Plan Year. An Employee's Covered Compensation for a Plan Year after such 35-year period is the Employee's Covered Compensation for the plan year during which the Employee attained Social Security Retirement Age.

            1.7 "Disability Income Plan" means the plan or plans established from time to time by the Employer to provide disability benefit payments to its Employees who are unable to work by reason of physical or mental disability.

            1.8 The "Effective Date" means October 1, 1985, and as to any amendment to this Plan, the effective date appearing on such amendment.

            1.9 An "Employee" means any person employed by Sauer-Sundstrand Company by its Ames, Iowa; Minneapolis, Minnesota; or Freeport. Illinois locations; or who


                                       5B

                                   ARTICLE III

                                NORMAL RETIREMENT

            3.1 Eligibility. An Employee shall be eligible for a Normal Retirement Benefit if his employment with the Employer and all Related Corporations is terminated on or after he or she has attained Normal Retirement Age.

            3.2 Benefit Amount. The monthly amount of a Normal Retirement Benefit shall be an amount equal to one-twelfth of the amount derived from the following calculation:

            (a) Two percent for each of the Employee's Years of Participation at the time of retirement (up to a maximum of 30 such years), multiplied by the Employee's Average Annual Earnings; minus

            (b)   The least of

                  (i) 0.6% for each of the Employee's Years of Participation at the time of retirement (up to a maximum of 30 such years) multiplied by such Employee's Final Average Compensation; or

                  (ii) one-half of the amount determined under subsection 3.2(a), not taking into account any of the Employee's Average Annual Earnings which exceed such Employee's Final Average Compensation; or


                  (iii) the Employees' Offset Factor, multiplied by the
                        Employee's Years of Participation at the time of retirement (up to a maximum of 30 such years) multiplied by such Employee's Final Average Compensation.


            3.3 Transitional Benefits. Notwithstanding the provisions of Section 3.2, the Normal Retirement Benefit of an Employee who is either a "TRA '86 Employee" or an "OBRA '93 Employee" shall be determined as follows:

            (a) TRA '86 Employees. The Normal Retirement Benefit of each "TRA '86 Employee" shall be the greater of:

                  (i) The Employee's Normal Retirement Benefit determined under the Plan's benefit formula in effect at the time the determination is made, as applied to the Employee's total Years of Participation; or

                  (ii)  The sum of:

                        (A) The Employee's Normal Retirement Benefit as of December 31, 1988, frozen in accordance with the Treasury Regulations set forth at 26 C.F.R.
                              Section 1.401(a)(4)-13; provided, however, that in determining the Employee's Normal Retirement Benefit as of December 31, 1988, the Employee's Considered Compensation shall not be limited to either the TRA '86 Annual Compensation Limit or the OBRA '93 Annual Compensation Limit, and

                        (B) The Employee's Normal Retirement Benefit determined under the Plan's benefit formula in effect at the time the determination is made, as applied to the Employee's Years of Participation during Plan Years beginning after December 31, 1988.

                  A "TRA '86 Employee" means any Employee whose current Normal Retirement Benefit as of any date after December 31, 1988, is based on Considered Compensation for a Plan Year beginning before December 31, 1988, that exceeded the TRA '86 Annual Compensation Limit.

            (b) OBRA '93 Employees. The Normal Retirement Benefit of each "OBRA '93 Employee" shall be the greater of:

                  (i) The Employee's Normal Retirement Benefit determined under the Plan's benefit formula in effect at the time the determination is made, as applied to the Employee's total Years of Participation; or

                  (ii)  The sum of:

                        (A) The Employee's Normal Retirement Benefit as of December 31, 1993, frozen in accordance with the Treasury Regulations set forth at 26 C.F.R. Section l.401(a)(4)-13; provided, however, that in determining the Employee's Normal Retirement Benefit as of December 31, 1993, the Employee's Considered Compensation shall not be limited to the OBRA '93 Annual Compensation Limit; provided further, however, that, except with respect to any portion of such Employee's Normal Retirement Benefit that was frozen under Section 3.3(a)(ii)(A) as of December 31, 1988, the Employee's Considered Compensation shall be limited to the TRA '86 Annual Compensation Limit, and

                        (B) The Employee's Normal Retirement Benefit determined under the Plan's benefit formula in effect at the time the


                                       18A
                              determination is made, as applied to the Employee's Years of Participation during Plan Years beginning after December 31, 1993.

                  An "OBRA '93 Employee" means any Employee whose current Normal Retirement Benefit as of any date after December 31, 1993, is based on Considered Compensation for a Plan Year beginning before December 31, 1993, that exceeded $150,000.

            (d) Adjusting Frozen Benefits. Any TRA '86 Employee's Normal Retirement Benefit frozen as of December 31, 1988, and any OBRA '93 Employee's Normal Retirement Benefit frozen as of December 31, 1993, shall be adjusted to reflect increases in the Employee's Considered Compensation after December 31, 1993, if the result would be to increase the Employee's frozen Normal Retirement Benefit. No such adjustment shall be made, however, unless permitted under the Treasury Regulations set forth at 26 C.F.R. Section 1.401(a)(17)-l. Thus, for example, the definition of Considered Compensation used in making any such adjustment shall be the same as that in effect on the date the Employee's Normal Retirement Benefit was frozen, except that such definition shall not be subject to the TRA '86 Annual Compensation Limit and shall be subject to the OBRA '93 Annual Compensation Limit in effect at the time the adjustment is made.


                                      18B
employment with the Employer, excluding, however, contributions made by the Employer to a plan of deferred compensation to the extent that, before the application of the limitations of Code Section 415 to such plan, the contributions are not includable in the gross income of the Employee for the taxable year in which contributed, contributions made by the Employer on his or her behalf to a simplified employee pension plan described in Section 408(k) of the Code, any distributions from a plan of deferred compensation (except amounts received pursuant to an unfunded non-qualified plan in the year such amounts are includable in the gross income of the Employee), amounts received from the exercise of a non-qualified stock option or when restricted stock or other property held by the Employee becomes freely transferable or is no longer subject to substantial risk of forfeiture, amounts received from the sale, exchange, or other disposition of stock acquired under a qualified stock option, and any other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the Employee). "Compensation" shall not exceed either the TRA '86 Annual Compensation Limit or the OBRA '93 Annual Compensation Limit, both as set forth in Section l.5A.

            11.10 Adjustment for Retired Employees. In the event that the annual Retirement Benefit payable to a retired Employee absent the limitations of this Article would be greater than his or her annual Retirement Benefit after application of such limitations, the annual Retirement Benefit otherwise payable following his or her retirement shall be increased for each Limitation Year to reflect, as appropriate with respect to him, any increase in the limitation set forth in Section 11.1(a), which limitation shall be determined as described therein, or any increase in the limitation set forth in Section 11.1(b), which limitation shall be determined by multiplying the limitation applicable to him under Section 11.1(b) in the Limitation Year in which he or she retired by a fraction, the numerator of which is the maximum permissible dollar limitation for the Limitation Year in which the compensation limitation is being adjusted and the denominator


                                     51A

                              AMENDMENT NUMBER FIVE

                    TO THE JANUARY 1,1991, RESTATEMENT OF THE

                   SAUER-SUNDSTRAND EMPLOYEES' RETIREMENT PLAN

      Pursuant to Section 16.2 of the Sauer-Sundstrand Employees' Retirement Plan ("the Plan"), Sauer-Sundstrand Company hereby amends the Plan by substituting the attached revisions of pages 6, 15, 17, 40, 41, 42, 43 and 44 for the versions of those pages currently in effect

      This Amendment clarifies the Plan's references to "retired Employees" and "former Employees," provides an exception to the Plan's suspension of benefit rules for reemployed retired Employees, and provides that reemployed retired Employees may accrue additional benefits during a period of reemployment, which benefits shall be based solely on the reemployed retired Employee's years of participation and earnings during the period of reemployment. The changes made by this Amendment are effective with respect to retired Employees who are reemployed on or after June 1, 1997.

      IN WITNESS WHEREOF, Sauer-Sundstrand Company has authorized the execution on its behalf of this Amendment Number Five this 15th day of December, 1997.


                                     By: /s/ [ILLEGIBLE]
                                         ----------------------------------
                                     Title:  Director Human Resources
                                             ------------------------------
is employed by Sauer-Sundstrand Company in the office only at its LaSalle, Illinois location; or

who is employed by Sauer, Inc., primarily at its Ames, Iowa location; provided that such person:

            (a)   is regularly employed by the Employer and has:

                  (i)   completed 1,000 Hours of Employment, or

                  (ii)  completed one Year of Service,

                  provided, that such person shall for all purposes of the Plan be deemed an Employee as of the time when the said 1,000 Hours of Employment or the said one Year of Service, whichever is applicable, commenced;

            (b) is customarily employed by the Employer on a part-time, temporary or irregular basis for less than 1,000 Hours of Employment a year and has completed 1,000 Hours of Employment or more during any 12 consecutive calendar month period which commences with his or her employment date or any anniversary thereof; provided, that such person shall for all purposes of the Plan be deemed an Employee as of the beginning of the said 12 month period during which he or she completed at least 1,000 Hours of Employment; or

            (c) was employed by the Employer and is eligible for benefits under the Employer's Disability Income Plan.

In no event shall the word "Employee" include a leased employee, as defined in
Section 414(n) of the Code. A "former Employee" is a person who once was but is no longer an Employee, but did not receive nor is receiving retirement benefits under this Plan. A "retired Employee" is a person who once was but is no longer an Employee, but who received or is receiving retirement benefits under this Plan.

            1.10 The "Employer" means Sauer-Sundstrand and any Related Corporation which adopts the Plan in accordance with the provisions of Article XV.

            1.11 An Employee's "Final Average Compensation" is the average of the Employee's annual compensation from the Employer for the 3-consecutive year period ending with or within the Plan Year. If an Employee's entire period of service with the employer is less than three consecutive years, compensation is averaged on an annual basis over the Employee's entire period of service. An Employee's Final Average Compensation shall not exceed his or her Covered Compensation.

                  retire or otherwise terminate his or her employment as an Employee until such time as he or she is no longer in the employment of the Employer or any Related Corporation, at which time he or she shall become entitled to benefits if he or she is otherwise eligible therefor under the provisions of the Plan; provided, however, that up to such time he or she shall receive credit only for Years of Service, but not for Years of Participation, for such other employment as if such other employment were employment with the Employer as an Employee.


            2.5 Loss of Years of Service and Years of Participation; Service Spanning. Except as otherwise specifically provided in the Plan, an Employee's Years of Service and Years of Participation shall be lost on his or her Severance From Service Date and, subject to applicable Plan provisions for the reinstatement of Years of Service and Years of Participation, if he or she thereafter returns to employment as an Employee, he or she shall be treated for Plan purposes as a new Employee. If an Employee is reemployed within 12 months after his or her Severance From Service Date his or her Years of Service and Years of Participation shall be deemed to not have been lost and the Employee shall be given Years of Service credit for the period beginning with his or her Severance From Service Date and ending on his or her reemployment date.

            2.6 Reinstatement of Years of Service and Years of Participation. A former Employee who returns to employment as an Employee prior to his or her Normal Retirement Date shall be reinstated with the Years of Service and Years of Participation with which he or she was credited on his or her Severance From Service Date if:

            (a) he or she was eligible for any Retirement Benefit on his or her Severance From Service Date;

            (b)   (i)   in the case of a former participant in the Minneapolis
                        Plan, his or her Severance From Service Date occurred on or after January 1, 1984, but prior to January 1, 1987;
                        or, in the case of any other former participant, his or her Severance From Service Date occurred on or after January 1, 1977, but prior to December 31, 1984; and

            2.7 Finality of Determinations and Non-duplication. All determinations with respect to the crediting of Years of Service and Years of Participation under the Plan shall be made on the basis of the records of the Employer, and all determinations so made shall be final and conclusive upon Employees, retired Employees, former Employees, and all other persons claiming a benefit under the Plan. Notwithstanding anything to the contrary contained in this Article II there shall be no duplication of Years of Service and Years of Participation credited to an Employee for any one period of his or her employment.

            2.8 Predecessors. The Employer may, by action of its Board of Directors, adopt (for all purposes of the Plan) rules for determining what businesses or activities shall be regarded as the Employer's predecessors, and predecessors thereof, and for counting as Years of Service and Years of Participation continuous employment with any of such predecessors, or predecessors thereof. Such rules shall be applied uniformly to all persons similarly situated.

                        Employee who is not a 5-percent owner, within the meaning of Treasury Regulation Section l.401(a)(9)-l Q/A B-2, and who attains age 70-1/2 before January 1, 1989, shall mean April 1 of the calendar year following the calendar year in which such Employee attains age 70-1/2 or retires, whichever occurs later. For this purpose, an Employee who attained age 70-1/2 in 1988 and had not retired as of January 1, 1989, shall be treated as having retired on January 1, 1989.

                  (iv) For purposes of this Section 10.1(b), the life expectancy of an Employee and his or her spouse may be redetermined at any time, but not more frequently than annually.

                  (v) In the event an Employee accrues additional benefits under the Plan after payment of such Employee's benefits commence pursuant to this Section 10.1(b), such additional benefits shall be paid in the same form in which the Employee's benefit is currently being paid, and shall be reflected in the monthly amount payable to the Employee commencing with the first payment made in the calendar year following the calendar year such additional benefits are accrued.

            10.2 Reemployment and Employment After Normal Retirement Date.

            (a) If an Employee who, on termination of employment met the requirements for an Early Retirement Benefit under Article IV, a Vested Retirement Benefit under Article VI, or a "Rule of 50" Retirement Benefit under Article VI, is reemployed by the Employer prior to the commencement of Retirement Benefit payments, his or her right to such Retirement Benefit shall be canceled and in lieu thereof the Years of Service and Years of Participation which he or she had at the time of his or her termination of employment shall be reinstated as provided in
                  Section 2.6 (the rules of Section 2.6 shall apply irrespective of whether he or she is an Employee upon his or her reemployment).

                        If a retired Employee who is receiving Retirement
                  Benefit payments (or who has already received the lump sum Actuarial Equivalent of his or her Retirement Benefit payments due under the Plan) is reemployed by the Employer, his or her Retirement Benefit payments shall not be discontinued, and such retired Employee shall recommence participation in the Plan either immediately upon his or her reemployment, provided he or she is reemployed within 12 months after his or her Severance From Service Date; or, where he or she is reemployed 12 or more months after the Severance From Service Date, on the date he or she again is an Employee (disregarding for this purpose Years of Service prior to the Severance From Service
                  Date), provided that upon again becoming an Employee he or she shall be credited with Years of Participation from the date of his or her reemployment. Upon his or her subsequent retirement, he or she shall be entitled to an additional benefit based solely on his or her Years of Participation, Final Average Earnings and Final Average Compensation during or with respect to the period of reemployment; provided, however, that in no event will the Plan take into account, for purposes of determining this additional benefit, Years of Service during the period of reemployment to the extent such Years of Participation, when added to his or her Years of Participation as of his or her reemployment date, exceed thirty (30).

                  If:

                  (i) a former Employee is reemployed by the Employer after his or her Normal Retirement Date,

                  (ii) a former Employee is reemployed by the Employer prior to his or her Normal Retirement Date and he or she continues in employment beyond his or her Normal Retirement Date, or

                  (iii) an Employee continues in employment with the Employer after his or her Normal Retirement Date without a prior termination of Employment, and the Retirement Benefit accrued by reason of his or her employment after his or her Normal Retirement Date is less than the adjustment that would have been made to his or her Retirement Benefit if it had been increased to its Actuarial Equivalent for commencement after his or her Normal Retirement Date, then notwithstanding the provisions of this Section 10.2, Sections 10.2(b), (c), (d), (e), (f), (g) and (h) shall become applicable to him as of the latest of:

                  (A)   his Normal Retirement Date,

                  (B)   his date of reemployment, or

                  (C) the date on which the conditions of paragraph (i), (ii) or (iii) of Section 10.2(a) are met and the Retirement Benefit accrued by reason of his or her employment after his or her Normal Retirement Date is less than the adjustment that would have been made to his or her Retirement Benefit if it had been increased to its Actuarial Equivalent for commencement after his or her Normal Retirement Date.

                  The rules described in Section l0.2(a)(i), (ii) and (iii) shall also apply to any reemployed retired Employee, provided that where such rules refer to an Employee's Retirement Benefit, such Retirement Benefit means only the Retirement Benefit accrued by such reemployed retired Employee during his or her period of reemployment.

            (b)   For purposes of Sections 10.2(b), (c), (d), (e), (f), (g) and
                  (h), the following definitions shall apply:

                  (i) "Post-Retirement Date Service" means each calendar month of employment of an Employee with the Employer or a Related Corporation after his or her Normal Retirement Date and subsequent to the time that payment of Retirement Benefits would have commenced to such Employee if he or she had not remained in employment, if such Employee:

                        (A) completes forty (40) or more Hours of Employment in such calendar month, or

                        (B) receives from the Employer or a Related Corporation payment for any Hours of Employment performed on each of eight (8) or more days in such calendar month.

                        The determination of the Plan Administrator with respect to whether an Employee is performing Post-Retirement Date Service shall be based on a reasonable and good faith evaluation of the facts, and shall be conclusive and binding.

                  (ii)  "Suspendable Amount" means:

                        (A) in the case of a Retirement Benefit payable periodically on a monthly basis for as long as a life (or lives) continues, the monthly Retirement Benefit otherwise payable in a calendar month in which the Employee is engaged in Post-Retirement Date Service, or

                        (B) in the case of a Retirement Benefit payable other than in the form described in clause (A) of paragraph (ii) of Section 10.2(b), the lesser of
                              (1) the amount of Retirement Benefit which would have been payable to the Employee if he or she had been receiving monthly benefits under the Plan since actual retirement based on a single life annuity commencing at his or her actual retirement date; or (2) the actual amount paid or scheduled to be paid to the Employee for such month. Payments which are scheduled to be paid less frequently than monthly may be converted to monthly payments for purposes of this clause (B) of paragraph (ii) of Section 10.2(b).

            (c) Payment of an Employee's Retirement Benefit, not in excess of the Suspendable Amount, shall be permanently withheld for each calendar month during which the Employee is employed in Post-Retirement Date Service.

            (d)   [Reserved]

            (e)   [Reserved]

            (f) Any Employee whose Retirement Benefit payments are suspended pursuant to Section 10.2(c) shall be notified (by personal delivery or certified mail) during the first calendar month in which payments are withheld, that his or her Retirement Benefit payments are suspended. Such notification shall include:

                  (i) a description of the specific reasons for the suspension of payments;

                  (ii) a general description of the Plan provisions relating to the suspension;

                  (iii) a copy of the provisions;

                  (iv) a statement to the effect that applicable Department of Labor regulations may be found at Section 2530.203-3 of the Code of Federal Regulations; and

                  (v) the procedure for appealing the suspension which procedure shall be governed by Section 13.9 herein.


                  If the Summary Plan Description ('SPD') for the Plan contains information which is substantially the same as the information required pursuant to the preceding portions of this Section 10.2(f), the notification required by this Section 10.2(f) may refer the Employee to the relevant pages of the SPD. If the notification refers to the SPD, the notification shall also inform the Employee how to obtain a copy of the SPD, or relevant pages thereof and any request for the referenced information shall be honored within thirty (30) days of the receipt by the Employer of such request.


            (g) An Employee may request, pursuant to the procedure contained in Section 13.9 herein, a determination as to whether specific contemplated employment will constitute Post-Retirement Date Service.

            (h) The application of Section 10.2 and its construction and interpretation by the Employer shall be in conformity with Department of Labor Regulations found at Section 2530.203-3 of the Code of Federal Regulations.

            (i) In the event an Employee retires and commences to receive his or her Retirement Benefit prior to attainment of Normal Retirement Age, and is subsequently reemployed and accrues additional benefits under the Plan, the election and form of payment provisions of Article VII of the Plan shall be applied independently with respect to such additionally accrued benefits.

            10.3 Restriction on Alienation of Retirement Benefits.


            (a) Except as provided in Sections 10.3(b) and 10.3(c), the rights and interests of any person under the Plan, including any right to receive distributions from the Trust Fund shall not be subject in any manner to sale, transfer, encumbrance, assignment, pledge or alienation of any kind; nor may such rights or interest be resorted to, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings. No such person shall have the power in any manner to sell, transfer, encumber, assign, pledge or alienate any of his or her interest or rights under the Plan, including his or her right to receive any distribution from the Trust Fund, and any attempt to do so shall be void.